***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SOFTWARE LICENSE AND MAINTENANCE AGREEMENT

This Software License and Maintenance Agreement (this “Agreement”) is made as of August 12, 2010 (the “Effective Date”) by and between Amdocs Software Systems Limited, a corporation organized and existing under the laws of Ireland, having its principal offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (“Amdocs”) and United States Cellular Corporation, a corporation organized and existing under the laws of the State of Delaware, having its principal offices at 8410 West Bryn Mawr, Suite 700, Chicago, Illinois 60631 (“Company” or “USCC”) and sets forth the terms and conditions under which Amdocs licenses certain of its software products and provides related services to Company.  The parties hereby agree as follows:

1.       DEFINITIONS

1.1           “Amdocs Legal Requirements” means the Laws applicable to Amdocs’ business and its performance of its obligations under this Agreement.

1.2           “Affiliate” means any person, partnership, joint venture, corporation, or other form of enterprise, domestic or foreign, including, without limitation, subsidiaries, that directly or indirectly Control, are Controlled by, or are under common Control with Amdocs or Company, as applicable.

1.3           “API Documentation” means the documentation that Amdocs has released for distribution with the Software and that describes the Application Program Interfaces (“APIs”) to the Software, which are a set of formalized software calls and routines that can be used to communicate with another program or operating system.

1.4           “Business Purposes” means, with respect to Company, the provision of services for, or with respect to, subscribers of Company receiving services principally in the Territory and, with respect to Company’s Affiliates, the provision of services for, or with respect to, subscribers of Company’s Affiliates receiving services principally in the Territory.

1.5           “Client Software” means that portion of the Software that (a) makes a service request to the Server Software by remotely accessing a service on the Server Software which fulfills such service request, and (b) is typically installed and used by a user outside of the Installation Site (e.g., CRM or RIM GUI).

1.6           “Company Legal Requirements” means the Laws applicable to Company’s business, its Affiliates’ businesses and their respective performance of their obligations under this Agreement.

1.7           “Confidential Information” means with respect to a party hereto (including, with respect to each party, its Affiliates, as applicable), this Agreement, together with all confidential business or technical information or materials of such party.  Anything to the contrary notwithstanding, Confidential Information shall not include information or materials that the Receiving Party demonstrates: (a) were known to the Receiving Party prior to the Effective Date free of any obligation of nondisclosure; (b) were in the public domain prior to the date received by the Receiving Party hereunder or which subsequently came into the public domain through other than a breach of this Agreement by the Receiving Party; (c) were lawfully received by the Receiving Party from a third party free of any obligation of nondisclosure; or (d) are or were independently developed by the Receiving Party or any of its Affiliates, employees, consultants or agents without reference to any Confidential Information of the Disclosing Party.  Subject to the foregoing, Amdocs’ Confidential Information shall be deemed to include, without limitation, the Server Software, Amdocs’ source code for the Server Software, the Documentation, the details of Maintenance, Amdocs’ product roadmap and related timeframes and information, and any and all diagnostics, tools, test equipment and other similar items used by Amdocs and disclosed or provided to Company in the performance of this Agreement.

1.8           “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities (at least 50% of its voting or equity securities or the maximum as allowed by law), contract, voting trust, or otherwise.

1.9           “Delivery” means one of the following:  (a) if Company engages Amdocs under the MSA (as defined herein) as a system integrator for the integration of the Software, “Delivery” shall mean  delivery by Amdocs of the local extension layer or LEL (i.e., the computer programs, routines or the like, in object code form, developed by Amdocs as an external layer to the Software pursuant to a Statement of Work under the MSA (as defined herein)); or (b) if Company does not engage Amdocs as the system

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

integrator for the integration of the Software such that services related to the Software are provided by a third-party system integrator, “Delivery” shall mean the date upon which the Software is shipped to Company (or to Company’s system integrator, as applicable), regardless of when the Software is installed.

1.10        “Documentation” means explanatory and informational materials concerning the Software that Amdocs has released for distribution with the Software or that Amdocs otherwise provides to Company from time to time which may include, without limitation, technical and user manuals, descriptions, technical and user guides, specifications and/or installation instructions, functional and operational characteristics of the Software, diagrams, printouts, listings, flowcharts, file descriptions, help and knowledge base files and training materials, but excluding source code.

1.11        “Expedited Arbitration” means an arbitration proceeding pursuant to the terms of Section 15.3, carried on continuously and completed within forty-five (45) business days after its commencement (or such other period agreed upon by the parties), in which the Arbitrator will determine whether the alleged breach of this Agreement entitles either party to terminate this Agreement pursuant to the terms hereof.

1.12        “Installation Site” means each geographical location in the Territory where the Server Software shall initially be installed and used.  Company will notify Amdocs prior to changing an Installation Site.

1.13        “IPR” means patents, trademarks, trade names, trade secrets, copyrights and all other proprietary rights recognized in the Territory.

1.14        “Laws” mean all laws, statutes, regulations, rules, executive orders, supervisory requirements, directives, circulars, opinions, interpretive letters and other official releases of or by any government in the Territory, or any authority, department or agency thereof.

1.15        “License Fees” means the fees listed in Exhibit A payable by Company to Amdocs for the use of the Software.

1.16        “Maintenance” is defined in Section 7.

1.17        “Non-Production Use” means non-operational use of the Software (including, without limitation, development, testing, training, and fail-over purposes) for, or in support of, the Business Purposes.

1.18        “Platform” means the hardware and any third-party system software (including, without limitation, operating systems and database management software) specified in the Documentation as being compatible with the Software (i.e., upon and in conjunction with which the Software will operate).

1.19        “Production Use” means operational use of the Software (including, without limitation, revenue and customer relationship management) for, or in support of, the Business Purposes.

1.20        “Server Software” means that portion of the Software that (a) will be installed and used at the Installation Sites, and (b) fulfills service requests made by the Client Software.

1.21        “Services” means system integration, implementation, configuration, customization, localization, adaptation, consulting, training and/or other services with respect to the Software ordered by Company and performed by Amdocs under that certain August 12, 2010, Master Service Agreement between the parties (the “MSA”).

1.22        “Software” means the object code form of Amdocs’ generic software product specified in Exhibit A attached hereto (or any additional Exhibit A executed by the parties hereunder) and any new releases thereof provided as part of Maintenance.  For greater certainty, the Software includes, without limitation, the underlying data model.

1.23        “Supported Release” means each release of the Software for which Amdocs offers Maintenance.  A release of the Software (e.g., Release N) will be a Supported Release for a period of [***] commencing on (a) the date that Amdocs declares such release to be generally available (the “GA Date”), or (b) if there is no GA Date for such release, the date that Amdocs provides such release to Company.

1.24        “Territory” means the United States of America including all territories, possessions and commonwealths.

1.25        “U.S. Transaction Taxes” has the same meaning as set forth in Section 3.7(a) of the MSA.

2.                   ORDERS

Company may issue (a) orders substantially in the form of Exhibit A (each a “License Order”) for one or more licenses to use the Software; and (b) orders substantially in the form of Annex 1 to Exhibit B (each a “Maintenance Order”) for Amdocs to perform Maintenance (License Orders and Maintenance Orders, collectively “Orders”). Orders will only be binding when signed by both parties. Upon such

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

execution by both parties, each Order shall become a part of this Agreement and shall be deemed to incorporate the terms and conditions of this Agreement and any relevant subordinate document attached to such Order. Each Order and this Agreement shall constitute the entire agreement between Company and Amdocs relating to such Order. In case of any inconsistency or conflict between the provisions of this Agreement and the provisions of an Order, the Order shall prevail as to the subject matter of such inconsistency. Additional or conflicting terms contained in any purchase order, Order acceptance, standardized form or correspondence are expressly unenforceable under this Agreement unless such terms and conditions are contained in an amendment to this Agreement duly executed by both parties.

3.       GRANT OF LICENSE

3.1     Use of Software by Company, Company’s Affiliates, Resellers, Agents and Other Representatives.  Subject to the terms of this Agreement and the applicable License Order (including, without limitation, payment of applicable license fees), Amdocs hereby grants to Company a perpetual (unless this Agreement is terminated pursuant to Section 14), paid-up, nonexclusive and nontransferable license to:

(a)     Load the Server Software specified in the applicable License Orders on Platforms located at the Installation Sites;

(b)     Use the Server Software specified in the applicable License Orders and the applicable Documentation at the Installation Sites solely for Company’s Business Purposes and the Business Purposes of Company’s Affiliates;

(c)     Allow Company’s Affiliates to use such Server Software and the applicable Documentation at the Installation Sites solely for the Business Purposes of Company’s Affiliates;

(d)     Use, and allow Company’s Affiliates to use, such Server Software and the applicable Documentation to provide services for subscribers of entities in markets within the Territory that are managed (e.g., Company is providing other material management services and not solely billing services) but not owned in whole or in part by Company or Company’s Affiliates;

(e)     Allow Company’s resellers, agents and other representatives to use such Server Software and the applicable Documentation solely for Company’s Business Purposes; and

(f)      Allow resellers, agents and other representatives of Company’s Affiliates to use such Server Software and the applicable Documentation solely for the Business Purposes of Company’s Affiliates; and

(g)     Copy the Software for archival and back-up purposes only. Company shall ensure, subject to Section 3.5(c), that all such copies include a reproduction of all copyright, trademark or other proprietary notices appearing in or on the original copy of the Software. At Amdocs’ request, Company shall report to Amdocs the number and location of each copy of the Server Software. When Company permanently discontinues use of the Server Software, Company shall, at Amdocs’ option, return to Amdocs or destroy the Server Software and all copies thereof in its possession and certify such destruction by written notice to Amdocs.

For greater certainty, the license to use the Software granted under this Agreement includes both Production Use and Non-Production Use, subject to payment of the applicable license fees, if any, as set forth in the applicable License Order.

3.2     Use of Server Software by Company’s Vendors.  Subject to Section 13, Company may allow its third-party vendors to use the Server Software for purposes of hosting the Server Software for Company and for providing other services solely for Company’s Business Purposes, subject to the following:  (a) such third party agrees in writing to be bound by all the terms and conditions of this Agreement applicable to Company; (b) such third party is not on any restricted or blocked persons list administered by the Bureau of Export Administration of the United States Department of Commerce; (c) such third party first enters into a nondisclosure agreement in accordance with Section 13.4; (d) such third party is not an Amdocs Competitor (as defined below); (e) the hardware upon which the Server Software is run is located within [***]; and (f) prior to selecting such third party to provide such services, Company [***] a reasonable opportunity [***] to provide such services for Company.

3.3     Access to and use of the Client Software.  Except for the usual and customary nondisclosure obligations imposed by Company and Company’s Affiliates on their respective resellers, agents and other representatives, such resellers, agents and other representatives may access and use the Client Software without territorial or other restrictions.

3.4     Platform.  Company may use the Server Software on any available Platforms without paying

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

additional license fees to Amdocs other than the license fees specified in the applicable License Order.

3.5     Restrictions.  Amdocs shall comply with all Amdocs Legal Requirements in providing the Software and Documentation and in performing its obligations under this Agreement.  Company shall, and shall ensure that Company’s Affiliates, comply with all Company Legal Requirements in using the Software and Documentation as authorized herein and in performing their obligations under this Agreement.  Except as expressly specified otherwise in this Agreement, none of Company, its Affiliates, their respective resellers, agents and other representatives, or their respective permitted third-party vendors, may, directly or indirectly, alone or with any other party, with or without consideration:

(a)     Distribute, transfer, resell, rent, lease, sublicense or loan the Software or related Documentation to any third party, or otherwise enable any third party to use the Software or Documentation (except for the API Documentation when used in connection with the performance of services for Company’s Business Purposes), or use the Software in a service bureau arrangement, or make the Software or related Documentation available to others in a service bureau arrangement by providing billing services to third-party entities.  Company shall not be limited in any way in the services for which it can bill its subscribers.

(b)     Disassemble, reverse engineer, translate, decompile, decode or modify the Software or in any other manner attempt to extract the source code of the Software or create derivative works or make any enhancements, adaptations or translations of the Software, except (i) to the extent applicable law specifically prohibits any such restriction; or (ii) as may be necessary and incidental to Company’s permitted use or Company’s ability to obtain Maintenance.

(c)     Remove any designation, symbol or other proprietary notice appearing in or on the Software such as a copyright notice, Amdocs’ logo or trademark or any other form of designation; provided that Company may remove all such designations from portions of the Software that may be viewed by Company’s resellers, agents and other representatives.

3.6     Company Responsibility.  Company shall be responsible for the use (and liable for any use other than in accordance with this Agreement or the Documentation) of the Software by Company’s Affiliates and any third parties that are allowed by Company to use the Software hereunder.

3.7     Volume-Based Licenses.  The rights of use of the Software specified in this Section 3 and in Section 15.6 assume that the license fees include a volume-based license fee (e.g., per subscriber or user).  If the parties agree upon and specify in a License Order a different type of license fee (e.g., enterprise- or site license-based fee), then any usage of the Software by entities other than Company shall be as agreed and specified in the applicable Order.

4.       THIRD-PARTY SOFTWARE

Company may request and Amdocs may agree to procure for Company software products from third parties (“Third-Party Products”); provided, however, that Third-Party Products shall not include any software products from third parties that are licensed to Company as part of the Software. Third-Party Products are subject to the terms and conditions of the third-party supplier’s license associated with such Third-Party Products.

5.       ACCESS TO FACILITIES

Company shall, at no charge, provide Amdocs with reasonable access to Company’s personnel, premises and facilities (including its computer and communications networks and office space and facilities) as reasonably required for Amdocs to perform Amdocs’ obligations hereunder. Company shall provide to Amdocs a broadband connection and a high-speed internet connection to Company’s principal server to allow Amdocs remote access to Company’s server.  Other equipment or software required by Amdocs to complete the tasks identified in this Agreement, and to be provided by Company, will be specified in the applicable License Order, Statement of Work under the MSA and/or other writing agreed by the parties.

6.       WARRANTIES AND LIMITATION OF WARRANTY

6.1     General Warranty.  Amdocs warrants that for a period of [***] days following its Delivery (or such other period as agreed and specified in the applicable License Order), the Software, if operated on a Platform specified in the Documentation and maintained by Company as specified in the Documentation (purchase of Maintenance by Company from Amdocs shall be deemed compliance with the foregoing requirement), will function in material conformity with the Documentation. Amdocs further represents and warrants that the media on which the Software is furnished will be free from defects in materials and workmanship upon Delivery and thereafter under normal use for a period of [***] days.  Amdocs’ sole obligation and Company’s exclusive remedy under this Section 6.1

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

is limited to Amdocs using reasonable commercial endeavors, at its own expense, to rectify any material nonconformance identified by Company during such 90-day warranty period by repair, replacement, or correction of the Software in accordance with the Maintenance terms.

6.2     Additional Warranties.

(a)     Amdocs represents and warrants that the Software shall not violate any Amdocs Legal Requirements or third-party license or Amdocs’ Affiliate license, and Amdocs has or shall have obtained all licenses and permits necessary to comply with such Amdocs Legal Requirements, third-party license terms and Amdocs’ Affiliate license terms.  (For avoidance of doubt, USCC shall be responsible for ensuring compliance by the following with all applicable Company Legal Requirements and with USCC’s security and data privacy policies:  USCC, its Affiliates, and all third parties that are allowed by Company or its Affiliates to use the Server Software hereunder.)  In the event of a breach of this warranty by Amdocs, Company’s sole remedies shall be indemnification and the related remedies in accordance with Section 10.

(b)     Amdocs represents and warrants that Company’s use of the Software in accordance with this Agreement or the Documentation shall not violate any Amdocs Legal Requirements or third-party or Amdocs’ Affiliate license, and Amdocs has or shall have obtained all licenses and permits necessary to comply with such Amdocs Legal Requirements and third-party license terms.  (For avoidance of doubt, USCC shall be responsible for ensuring compliance with all Company Legal Requirements and with USCC’s security and data privacy policies by USCC, its Affiliates, and all third parties that are allowed by Company or its Affiliates to use the Server Software hereunder.)  In the event of a breach of this warranty by Amdocs, Company’s sole remedy shall be indemnification and the related remedies in accordance with Section 10.

(c)     Amdocs further represents and warrants that if Amdocs has developed, is developing, or later develops software with additional functionality for any customer competitive with Company, Amdocs has not and shall not enter into any agreement with such customer that would prevent Amdocs from providing the same or similar functionality to Company in the next release of the Software.

(d)     Documentation provided by Amdocs to Company as part of Maintenance and/or new releases of Software that was previously licensed by Amdocs to Company hereunder will have substantially the same level of quality as the Documentation provided by Amdocs with the Software initially licensed hereunder to Company.

6.3     Exclusions and Disclaimers of Warranties. AMDOCS’ WARRANTIES HEREUNDER DO NOT APPLY IN THE EVENT THE SOFTWARE OR ANY PART THEREOF IS HANDLED OR USED BY COMPANY OTHER THAN IN ACCORDANCE WITH THE APPLICABLE SOFTWARE OPERATION REQUIREMENTS SET FORTH IN THE RELATED DOCUMENTATION. ANY REPRESENTATIONS, WARRANTIES AND LIMITATIONS EXPRESSLY STATED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS, OR IMPLIED INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  COMPANY EXPRESSLY ACKNOWLEDGES THAT AMDOCS DOES NOT REPRESENT OR WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT THE SOFTWARE WILL OPERATE ON COMPUTER HARDWARE OR OPERATING SYSTEMS OTHER THAN THE PLATFORMS.  AMDOCS’ WARRANTY UNDER SECTION 6.1 IS A ONE-TIME, 90-DAY WARRANTY AND DOES NOT RESTART UPON THE PROVISION BY AMDOCS OF ANY UPDATES, UPGRADES OR NEW RELEASES OF THE SOFTWARE.

7.       MAINTENANCE

Amdocs will provide maintenance services for the Software (“Maintenance”) at the fees and terms specified in Exhibit B and the applicable Maintenance Order.

8.       PROFESSIONAL SERVICES

If the Company requires that Amdocs provide any integration, implementation, localization and/or adaptation services related to the Software, Amdocs shall provide such services in accordance with the terms and conditions of the MSA and the applicable Statement of Work thereunder.

9.       FEES, PAYMENT AND TAXES

9.1     License Fees.  The License Fees and payment terms for the Software are specified in each valid and binding License Order.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

9.2     Maintenance Fees.  The Maintenance Fees and payment terms are specified in each valid and binding Maintenance Order.

9.3     Payment of Invoices.  All payments of undisputed fees by Company to Amdocs shall be made within 30 days after Company’s receipt of the applicable invoice.  If Company believes that any adjustments to any invoice are necessary, then within ten days after Company’s receipt of such invoice, Company shall notify Amdocs in writing detailing the nature and basis of the requested adjustment.  Company may withhold any amounts that are the subject of a good-faith dispute.  Amdocs shall continue to perform its obligations hereunder during the resolution of any such dispute.  The parties shall negotiate in good faith to resolve any dispute relating to an invoice within 20 days after Company notifies Amdocs of such a dispute.  Amdocs may assess interest on past due amounts at the lesser of 12% per annum or the maximum interest rate allowed by applicable Laws; provided, however, at least three business days prior to assessing any such interest, Amdocs shall notify Company in writing (which may occur via electronic mail) that Amdocs has not yet received the applicable payment, and Amdocs shall not assess any such interest if Company tenders payment prior to the end of such three business day period.

9.4     Currency.  All fees, charges and other amounts to be received or paid by the parties under this Agreement shall be in U.S. Dollars.

9.5      Taxes.  Consistent with Section 3.7 of the MSA, all License Fees, Maintenance Fees and any other fees to be received by Amdocs under this Agreement are to be received net (before) U.S. Transaction Taxes. Accordingly, in addition to such fees, Company shall pay Amdocs an amount equal to any separately stated U.S. Transaction Taxes that Amdocs is required to collect, withhold or pay upon the sale, license, or delivery of the Software, Maintenance or other services provided hereunder to Company by Amdocs.

9.6     Audit.  Once per calendar year, upon written notice to Company at least 30 days prior to such audit, Amdocs may audit Company’s use of the Server Software, at Amdocs’ expense, to ensure compliance with the terms and conditions of this Agreement. Amdocs shall conduct all such audits during regular business hours at the Installation Site(s) and shall not unreasonably interfere with Company’s business activities.  If an audit reveals any underpayments by Company of any fees payable under this Agreement, Amdocs shall bill Company for such underpayment, and Company shall pay the applicable invoice in accordance with Section 9.3.  If an audit reveals any overpayments by Company under this Agreement, Amdocs shall promptly refund to Company the amount of such overpayment plus applicable interest on such amount (since the time of such overpayment) at the lesser of 12% per annum or the maximum interest rate allowed by applicable Laws.

10.    INDEMNITY

10.1              General Indemnity.  Amdocs shall indemnify, defend and hold Company and its officers, directors, agents and employees harmless from and against any claims, losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:  (a) any personal injury or property damage arising out of Amdocs’ negligence or willful misconduct; (b) Amdocs’ violation of any Amdocs Legal Requirement or third-party license terms; and (c) any third-party claim that the Software or Maintenance infringes, misappropriates or violates such third party’s IPR.

10.2              Continued Use.

(a)     If the Software or any portion thereof is held, or in Amdocs’ reasonable opinion is likely to be held, in any such suit to constitute an infringement, misappropriation or violation of the IPR of a third party, Amdocs shall within a reasonable time, at its expense and option, either:  (i) secure for Company the right to continue the use of such Software; or (ii) replace such Software with a substantially equivalent item that is not subject to any such claim, or modify such Software so that it is no longer subject to any such claim; provided, however, that after any such replacement or modification, the Software must continue to conform to the specifications and Documentation in all material respects, and further provided, that any such modified or replaced Software shall be subject to all Amdocs’ warranties contained herein.

(b)     If Amdocs is, in Amdocs’ reasonable discretion, unable through commercially reasonable efforts to either secure for Company the right to continue the use of such Software or replace or modify such Software, as provided in Sections 10.2(a)(i) and 10.2(a)(ii), the following shall apply if Company elects to continue to use the license to the Software:

(i)       If Company elects to replace or modify the infringing portion of the Software so that it is non-infringing, Amdocs will liable for the costs of such replacement or modification up to an amount equivalent to the liability limit

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

under this Agreement [***]the difference between such liability limit and $[***] million (i.e., Amdocs’ liability shall be subject to the liability limit under this Agreement plus an additional amount such that Amdocs’ total liability under this subsection will not exceed $[***] million).

(ii)     If Company elects to secure the right to continue the use of such Software, Amdocs will pay a portion of the royalty payable for such right up to an amount equivalent to [***] percent ([***]%) of the license fees payable to Amdocs by Company for the Software.

If, however, Company elects not to continue to use the license to the Software, Amdocs will terminate the license and grant to Company a credit in an amount equivalent to the License Fees paid for the Software plus the fees paid by Company for Services provided by Amdocs under the MSA for implementation of the Software at Company, as depreciated on a straight-line basis over a period of ten (10) years.

10.3              Exclusions.

(a)     Amdocs shall not be obligated to indemnify Company, however, to the extent that such claim is caused by:  (i) Company’s use of the Software other than in accordance with the Documentation; (ii) any alteration, modification or revision of the Software not expressly authorized in writing by Amdocs; (iii) Company’s failure to use or implement corrections or enhancements to the Software made available by Amdocs to Company free of charge or as part of Maintenance and that do not cause the Software to fail to meet the applicable warranties and specifications therefor, subject to Section 10.3(b); or (iv) Company’s use of a combination of the Software with other materials not provided, recommended, authorized or approved by Amdocs and not otherwise required in order for Company to use the Software for its intended use as set forth in the Documentation.

(b)     Amdocs will notify Company as soon as reasonably possible after Amdocs becomes aware that upgrading to a newer version of the Software would eliminate infringement of a third party’s IPR by use of the Software.  Following such notification by Amdocs, one of the following alternatives shall apply, at Company’s option, upon notice to Amdocs:  (i) Company may elect to upgrade to such newer version at Company’s expense; or (ii) if Company chooses not to upgrade to such new version, Amdocs will provide a Service Pack/Patch Bundle and all associated Services at Amdocs’ cost to remedy the infringement.  Provided that Company uses reasonable and good faith efforts to implement such upgrade or newer Minor Release, as applicable and as soon as reasonably possible, and to cease using the infringing Software as soon as reasonably possible, Section 10.3(a)(iii) shall not be deemed to apply.

10.4              Indemnification Procedures.  Promptly after receipt by Company of a notice of any third-party claim or the commencement of any action, Company shall:  (a) notify Amdocs in writing of any such claim; (b) provide Amdocs with reasonable assistance to settle or defend such claim, at Amdocs’ expense; and (c) grant to Amdocs the right to control the defense and/or settlement of such claim, at Amdocs’ expense; provided, however, that: (i) the failure to so notify, provide assistance and grant authority and control shall only relieve Amdocs of its obligation to Company to the extent that Amdocs is prejudiced thereby; (ii) Amdocs shall not, without Company’s consent (such consent not to be unreasonably withheld or delayed), agree to any settlement that: (A) makes any admission on behalf of Company; or (B) consents to any injunction against Company (except an injunction relating solely to Company’s continued use of any infringing Software); and (iii) Company shall have the right, at its expense, to participate in any legal proceeding to contest and defend a claim and to be represented by legal counsel of its choosing, but shall have no right to settle a claim without Amdocs’ written consent.

10.5              No Additional Liability.  THIS SECTION 10 STATES THE EXCLUSIVE REMEDY OF COMPANY AND THE ENTIRE LIABILITY OF AMDOCS WITH RESPECT TO INFRINGEMENT CLAIMS INVOLVING THE SOFTWARE OR ANY PORTIONS OR USE THEREOF, AND AMDOCS SHALL HAVE NO ADDITIONAL LIABILITY WITH RESPECT TO ANY ALLEGED OR PROVEN INFRINGEMENT.

11.    LIMITATION OF LIABILITY

11.1              Limitation of Liability.  EXCEPT IN CONNECTION WITH SECTIONS 3, 10 and 13, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY FOR ANY REASON, WHETHER IN CONTRACT OR IN TORT, FOR ANY DIRECT DAMAGES ARISING OUT OF OR BASED UPON THIS AGREEMENT EXCEEDING IN THE AGGREGATE THE FEES PAID OR PAYABLE BY COMPANY TO AMDOCS UNDER THE ORDER GIVING RISE TO LIABILITY DURING THE TWELVE-MONTH PERIOD PRIOR TO THE

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

CLAIM ARISING, REGARDLESS OF THE FORM IN WHICH ANY LEGAL OR EQUITABLE ACTION MAY BE BROUGHT.

11.2      No Consequential Damages.  EXCEPT IN CONNECTION WITH SECTIONS 3, 10 and 13, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.3      Acknowledgement.  Company acknowledges that Amdocs has set its fees and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

12.    OWNERSHIP

12.1              Title to Software.  Company acknowledges that as between Company and Amdocs, all right, title, and interest to, and all IPR in, the Software and Documentation are and will remain solely the property of Amdocs.  Company is granted no title or ownership rights in the Software or Documentation.  Company acknowledges that Amdocs considers the Software and Documentation to contain trade secrets of Amdocs and/or its licensors, and such trade secrets may include, without limitation, the source code form of the Software, the specific design, structure and logic of individual programs, their interactions with other portions of programs, both internal and external, and the programming techniques employed therein; provided, however, that the foregoing acknowledgement by Company shall not be deemed to increase or otherwise modify Company’s express obligations hereunder including, without limitation, Company’s obligations set forth in Section 13.

12.2              Title to Maintenance and Maintenance Work Product.  Company acknowledges that as between Amdocs and Company, Amdocs owns all right, title and interest in and to any documentation, training materials, designs, discoveries, inventions, know-how, techniques, fixes, patches, workarounds, upgrades, service packs, customizations, modifications, enhancements or derivative works of the Software provided by Amdocs as part of Maintenance (collectively, the “Maintenance Work Product”).  The Maintenance Work Product shall be deemed to be part of the Software licensed to Company under the terms of Section 3, and Company is granted no title or ownership rights in any Maintenance Work Product, in whole or in part. Without limiting any prohibition provided herein, Company hereby assigns to Amdocs all right, title and interest in and to any and all derivative works of the Software, Documentation or any other materials provided by Amdocs in connection with the performance of Maintenance hereunder.

12.3              Amdocs’ Tools.  Diagnostics, tools, test equipment and other items used in the performance of Maintenance may be furnished by Amdocs, included with the Software, or otherwise made available by Amdocs at the Installation Site(s).  No title to such items is granted to Company, and as between Company and Amdocs, such items will remain exclusively the property of Amdocs. Upon payment by Company for any applicable Software that incorporates or reasonably requires the use of any such items or to the extent that Amdocs incorporates any such items into the Software, Amdocs hereby grants to Company a worldwide, perpetual, royalty-free, nonexclusive, internal use, right and license to use such items (in object code format) as required by Company in order to use the Software in accordance with the license to the Software granted hereunder, and to authorize its Affiliates, agents, subcontractors or employees to do any or all of the foregoing.

13.    CONFIDENTIALITY

13.1              All Confidential Information supplied by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) shall remain solely and exclusively the property of the Disclosing Party.  Except as expressly authorized herein or by prior written consent of the Disclosing Party, which consent may be withheld in the Disclosing Party’s sole discretion, the Receiving Party shall not use or disclose to any third party any of the Disclosing Party’s Confidential Information.

13.2              The Receiving Party shall only disclose the Disclosing Party’s Confidential Information to those of its Affiliates and their respective employees and individuals providing services to Receiving Party agents, representatives and consultants (“Independent Contractors”, i.e., individuals providing services for the Receiving Party on an independent contractor basis, as opposed to personnel of a third-party vendor, other than a staffing agency, that provides services for the Receiving Party) who have a need to

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

know it for the purposes of this Agreement and who have executed a written nondisclosure agreement containing terms substantially similar to this Section 13 regarding such Confidential Information.  The Receiving Party shall protect the Confidential Information of the Disclosing Party with the same level of care with which it protects its own Confidential Information, but in no event with less than reasonable care.

13.3              Each party shall be responsible for any unauthorized use or disclosure of the other party’s Confidential Information received by it and its Affiliates and their respective employees and Independent Contractors (i.e., individuals).

13.4              Company’s Vendors.  Other vendors of USCC who will have access to Amdocs’ Confidential Information will first sign a nondisclosure agreement with Amdocs substantially in the form attached hereto as Exhibit C1.  (If Amdocs will have access to the vendor’s confidential information, Amdocs and such vendor will instead sign the mutual nondisclosure agreement substantially in the form attached hereto as Exhibit C2.  If such third party is an Amdocs Competitor (as defined in Exhibit D hereto), Company shall not provide such third party with access to the Software or Documentation, except for API Documentation, without Amdocs’ express prior written consent.

13.5              Required Disclosures.  Notwithstanding the foregoing, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent that the Receiving Party is required by any applicable governmental authority to do so; provided, however, that in such event, to the extent permitted by applicable law, the Receiving Party shall notify the Disclosing Party and shall cooperate with the Disclosing Party, solely at the Disclosing Party’s expense, in any attempt to contest or limit such required disclosure. Notwithstanding the foregoing, the parties intend to file with the U.S. Securities and Exchange Commission a jointly-redacted version of this Agreement along with a request for confidential treatment thereof, and each party will continue to treat such redacted terms as the Confidential Information of the other.

13.6              Publicity.

(a)     Neither party shall issue any press release concerning this Agreement without the other’s prior written consent; provided that upon Delivery of the Software and/or upon such other milestone or date as the parties may mutually agree, the parties shall issue a joint press release that shall be subject to each party’s prior written approval.

(b)     Except as otherwise provided in Section 13.6(a), neither party may use the name, trade name, trademark, logo, acronym or other designation of the other in connection with any press release, advertising, marketing materials, publicity materials or otherwise without the prior written consent of the other party.  Notwithstanding the foregoing:  (i) Amdocs may disclose the identity of Company as a customer of Amdocs, provided that nothing in such disclosure shall imply any approval or endorsement by Company of any of Amdocs’ products or services or the performance of such services by Amdocs, its Affiliates, or its subcontractors; and (ii) USCC may refer to Amdocs in its public filings as a vendor of USCC.

14.    TERM AND TERMINATION

14.1              Term.  Unless terminated as provided in this Agreement, this Agreement shall remain valid and in effect.

14.2              Termination for Cause.

(a)     Subject to Section 14.2(b), either party may terminate this Agreement or any Order hereunder if the other party materially breaches this Agreement or the applicable Order as follows:  after the escalation procedure specified hereinbelow, where the alleged breach has been discussed, the nonbreaching party may provide the other party written notice of the alleged material breach and intention to terminate if the breach is not cured.  If the breaching party fails to cure such breach within 30 days after receipt of such notice, the other party may, by written notice, immediately commence the Expedited Arbitration procedure.  The nonbreaching party may terminate if the Arbitrator finds the other party in breach of this Agreement (unless the Arbitrator determines that the breach may be cured within a specified period and the breaching party cures the breach during such period).

(b)     Notwithstanding anything to the contrary in this Agreement, Amdocs will be entitled to terminate the license to the Software granted hereunder only in the event of one of the following breaches of this Agreement:

(i)       Company fails to pay undisputed license fees in accordance with the applicable License Order and fails to cure such nonpayment within 30 days after Amdocs notifies USCC in writing thereof;

(ii)     Company’s personnel breach Company’s obligations under Section 3 or Section 13, and Amdocs demonstrates that (A) such breach occurred because Company failed to

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

use reasonable efforts to prevent its personnel from breaching such obligations, and (B) such breach has or is likely to have a material adverse effect on Amdocs or any of its Affiliates, in Amdocs’ reasonable opinion;

(iii)    Company’s personnel willfully breach Company’s obligations under Section 3 or Section 13 with the knowledge of Company’s management personnel, and such breach has or is likely to have an adverse effect on Amdocs or any of its Affiliates, in Amdocs’ reasonable opinion; or

(iv)   Company’s or Company’s Affiliates’ third-party vendors, resellers, agents or other representatives materially breach Section 3, and such breach has or is likely to have an adverse effect on Amdocs or any of its Affiliates, in Amdocs’ reasonable opinion.

14.3              Bankruptcy and Short Notice Termination.  This Agreement may be terminated by either party on written notice if the other party shall become insolvent, cease doing business as a going concern, make an assignment, composition or arrangement for the benefit of its creditors, or admit in writing its inability to pay debts, or if proceedings are instituted by or against it in bankruptcy, under applicable insolvency laws, or for receivership, administration, winding-up or dissolution (otherwise than in the course of a solvent reorganization or restructuring approved by the other party to this Agreement), provided such proceedings are not dismissed within 60 days.

14.4              Effect of Termination.  Upon  termination of this Agreement or a License Order as specified above, the licenses granted to Company hereunder shall terminate immediately and the following shall apply: (a) each party shall return to the other party any Confidential Information in tangible form obtained in connection with this Agreement (or the terminated Order) from the other party, (b) upon termination by Company prior to commencement of operational use of the Software due to Amdocs’ breach, Amdocs will return to Company all License Fees actually received by Amdocs for such license, and (c) following termination of any Order for Maintenance due to Amdocs’ breach, Amdocs will refund any prepaid fees for any period remaining under the applicable Order.

14.5              Survival.  The provisions of Sections 3 (subject to Section 14.2(b)), 6.2, 6.3, 9, 10, 11, 12, 13, 14.2(b), 14.4, 14.5 and 15 and any other provision that should naturally extend beyond the termination, expiration or other ending of this Agreement shall survive termination, expiration or other ending of this Agreement for any reason.

15.    GENERAL PROVISIONS

15.1              Governing Law.  The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, U.S.A., excluding its choice-of-law rules.  The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

15.2              Escalation.  The parties will use their best efforts to resolve any controversy or claim arising out of or relating to this Agreement through good faith negotiations, in accordance with the following escalation procedure and time limits, unless otherwise agreed by the parties:

(a)     Both parties’ Directors - ten (10) days;

(b)     Company’s Vice President and Amdocs’ CBE or VP - ten (10) days;

(c)     Company’s Chief Information Officer and Amdocs’ Division President - ten (10) days.

The parties shall not make any claims for remedies based on an alleged breach of a party’s obligations, assert any right to terminate, provide notice of termination, or commence any other dispute resolution process, without first endeavoring to resolve the matter through the foregoing escalation procedure.

15.3              Arbitration.

(a)     Any claim, whether based on contract, tort or other legal theory (including, without limitation, any claim of fraud or misrepresentation), arising out or relating to this Agreement or any Order, including its interpretation, performance, breach or termination, not resolved by good faith negotiations and escalation as specified above, shall be resolved exclusively by arbitration conducted in New York, NY, in the English language by a sole arbitrator (“Arbitrator”) in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The Arbitrator must have the following qualifications: a practicing lawyer or retired judge with proven experience in the telecommunications industry and contracts related thereto. The Arbitrator shall be appointed by agreement of the parties; if the parties fail to agree upon the Arbitrator within thirty (30) days of notice of arbitration provided by either party, the AAA shall appoint the Arbitrator. The Arbitrator will be bound by the provisions of this

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Agreement and shall be made aware of the terms hereof prior to his appointment. Upon rendering a decision, the Arbitrator shall state in writing the basis for the decision.  The arbitral award shall be final and binding, provided however that a party may petition a court of competent jurisdiction to vacate the Arbitrator’s award or decision on the grounds of the Arbitrator’s failure to abide by the provisions of this Agreement. The Arbitrator will have no authority to award damages excluded by this Agreement, damages in excess of the limitations contained in this Agreement, or injunctive relief. Judgment on the award or any other final or interim decision rendered by the Arbitrator may be entered, registered or filed for enforcement in any court having jurisdiction thereof.

(b)     The arbitration proceedings shall be confidential and private. To that end, the parties shall not disclose the existence, content (including without limitation all materials and information created or provided as part thereof) or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures strictly required by law.

(c)     Notwithstanding the foregoing, each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of proprietary or confidential information, (iv) to enforce any decision of the Arbitrator, including the final award, and (v) in relation to disputes regarding the validity, scope or enforceability of intellectual property rights.

15.4              Reference Site.  Company acknowledges that Amdocs may request Company to serve as a reference for purposes of Amdocs’ marketing of the Software to potential customers.  Upon Company’s prior consent, Amdocs shall be permitted to bring representatives of potential customers to visit Company’s facilities to view the Software in operation, including demonstrations of the Software by personnel of Company.

15.5              Independent Contractor.  Amdocs undertakes the furnishing of licenses and Maintenance and performance of its obligations under this Agreement as an independent contractor.  There shall be no employer-employee relationship between Amdocs’ employees and Company, and Company’s employees and Amdocs.

15.6              Assignment; Effect of Mergers and Acquisitions on Licenses to Software.

(a)     Neither this Agreement nor the licenses granted hereunder are assignable by either party without the prior written consent of the other, and any attempt to do so shall be void; provided, however, that, subject to the remainder of this Section 15.6, either party may assign or subcontract some or all of this Agreement to any Affiliate or successor to the business or assets of such party without the consent of the other party, it being understood that upon subcontracting some or all of this Agreement, all obligations and liabilities hereunder shall remain with such party.

(b)     Transfer and Subsequent Use by Transferee Only. If (i) Company or a Company Affiliate sells or otherwise transfers the assets or equity ownership of any Company or Company Affiliate business unit or part thereof, and (ii) as part of such transfer agrees to transfer the Software along with such business unit, and (iii) the Software is not thereafter used by any other part of Company or any Company Affiliate, then Company and its Company Affiliates shall have the right to so transfer and assign all of its right, title, and interest in and to the Software, provided that the transferee agrees in writing with Company and Amdocs to assume all of Company’s rights and obligations under the Agreement (including its Appendices) with respect to the Software and provided further that the transferee uses the Software only to service the business unit (or part thereof) so transferred to it.

(c)     Transfer and Subsequent Use by Transferee and Company. If (i) Company or a Company Affiliate sells or otherwise transfers the assets or equity ownership of any Company or Company Affiliate business unit or part thereof, and as part of such transfer agrees to transfer the Software along with such business unit, and (ii) the Software is thereafter used by any other part of Company or any Company Affiliate, then such transferee would be entitled to use the Software only after executing with Amdocs an Amdocs standard form software license and support agreement with payment provisions according to Amdocs’ then-current standard price list for the use of the Software by such transferee only in conjunction with and the services of such transferred Company business unit (or part thereof).

(d)     Provision of Services to Transferee. Notwithstanding the foregoing. if (i) Company or a Company Affiliate sells or otherwise transfers the

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

assets or equity ownership of any Company or Company Affiliate business unit; and (ii) as part of such transfer, Company or such Company Affiliate agrees to provide services to the transferee related to and/or including the use of Software, then Company or such Company Affiliate shall have the right without any additional payment to Amdocs (but subject to the payment of any additional license fees due in accordance with the applicable License Order) to so use the Software to provide such services after the completion of any such transfer, provided such services relate only to the transferred business unit. Amdocs will offer to license the Software to such third-party transferee on Amdocs’ then-current standard license terms and conditions and otherwise negotiate in good faith with such third-party transferee after Company or such Company Affiliate is no longer providing such services to such third-party transferee.

(e)     Mergers and Acquisitions. The provisions of Sections 15.6(b) and 15.6(c) shall not apply if Company or a Company Affiliate merges with or is acquired by another entity and immediately following such merger or acquisition the number of customers and/or subscribers previously receiving services from Company or such Company Affiliates, respectively, is less than 50% of the number of subscribers of the merged or consolidated entity. In such event, the merged or consolidated entity shall have the right to use the Software to service only the respective Company or Company Affiliate customers and/or subscribers (including potential customers and/or subscribers) in the markets that were receiving billing services from Company or a Company Affiliate, respectively, prior to the merger or acquisition. For purposes of the foregoing, “potential customers and/or subscribers” shall not include customers and/or subscribers of the non-Company/non-Company Affiliate entity that were customers and/or subscribers of such entity immediately prior to such merger or acquisition. Any other use of the Software by the merged or consolidated entity shall be conditional upon such entity executing with Amdocs a software license and support agreement. Amdocs will offer to license the Software to such merged or consolidated entity on Amdocs’ then-current standard license terms and conditions and otherwise negotiate in good faith with such merged or consolidated entity.

15.7              Time Limit for Claims.  No action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has arisen.

15.8              Modification.  This Agreement can be modified only by a written amendment signed by persons duly authorized to sign agreements on behalf of the parties.

15.9              Complete Agreement. This Agreement, including all Orders, Exhibits and Addenda are the complete and exclusive statement regarding the subject matter hereof and supersede all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter hereof. Each of the parties acknowledges that in entering into this Agreement and such Orders, Exhibits and Addenda, it has not relied on any statement, representations, warranty, understanding, undertaking, promise or assurance (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement or such Orders or documents.

15.10           Invalid or Unenforceable Provision.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the parties shall be construed and enforced accordingly.  In addition, the parties hereby agree to cooperate to replace the invalid or unenforceable provision(s) with valid and enforceable provision(s) which will achieve the same result (to the maximum legal extent) as the provision(s) determined to be invalid or unenforceable.

15.11           Waiver.  No waiver of rights arising under this Agreement or Orders shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.  No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy and/or prejudice any rights of such party.

15.12           Notices.  Legal notices given by the parties to one another in connection with this Agreement shall be provided by writing, prepaid mail, receipted courier service, or hand delivery to the party to be notified, at the address stated at the outset of this Agreement.

15.13           No Third-Party Beneficiaries.  This Agreement is intended solely for the benefit of the parties.  In no event will any third party have any

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

rights in relation to this Agreement or any right to enforce the terms hereof.

15.14           Nonsolicitation.  Neither party shall hire or otherwise employ any of the other party’s employees or their respective subcontractors’ employees, who are assigned full- or part-time to activities that are part of the performance of this Agreement within one year after such employee or subcontractor’s employee ceases to be involved in the performance of this Agreement.  Solely for purposes of this Section 15.14, independent contractors of a party are considered employees of such party. The provisions of this Section shall survive the expiration or termination of this Agreement or any Order for any reason and shall remain in full force and effect for a period of one year thereafter.  Notwithstanding the foregoing, each party may hire any personnel of the other who has responded to publicity for a position that has been publicized through local or national newspapers, Internet postings, radio or television advertising, job fairs, notices to colleges or technical schools, or placement professionals.

15.15           Compliance with Laws. If Company is permitted to export the Software or the Documentation from the country in which Company first received it, Company assumes the responsibility for compliance with all applicable export and re‑export regulations, as the case may be. Company will not allow the Software, in whole or in part, to be exported outside of the United States, in any manner or by any means  without in each instance obtaining the prior approval of the appropriate government authorities of the United States, and, if required, a validated export license from the Office of Export Administration within the U.S. Department of Commerce and, if required, obtaining the prior approval of and/or license(s) from the appropriate governmental authorities of any and all other applicable countries.  Company will comply with all applicable export control laws and regulations of the United States of America in performing its duties under this Agreement.

15.16           Source Code Escrow.  At Company’s request, with respect to the Software licensed by Amdocs to Company hereunder, Amdocs will establish a source code escrow account in favor of Company, in accordance with Exhibit E hereto.

15.17           Force Majeure.  The obligations hereunder of each party shall be suspended while and to the extent that such party is prevented from complying herewith in whole or in part by any event beyond the reasonable control of such, which for purposes of this Agreement shall include, without limitation, acts of God, earthquakes, unavoidable accidents, laws, rules, regulations or orders of government authorities, acts of war (declared or not), terrorism, hostilities, blockades, civil disturbances, embargoes, strikes or any other similar event or cause.  If any event described in the preceding sentence should result in the suspension of either party’s performance of its obligations hereunder, such party shall give written notice of such suspension to the other party, specifying in reasonable detail the nature of the event causing such suspension.  Company shall not be required to make any payments to Amdocs for Amdocs’ performance hereunder such performance is suspended due to a force majeure.  Either party may terminate any applicable Order immediately upon notice to the other party if such other party’s performance under such Order has been suspended due to a force majeure for a period of 30 days or longer, and if such notice is given while the force majeure is continuing.

15.18           Insurance.  The terms and conditions set forth in Section 6 of the MSA shall apply equally hereunder to Amdocs and Company as if incorporated herein by this reference with appropriate adaption of defined terms; provided, however, that Amdocs’ compliance with such terms and conditions pursuant to either this Agreement or the MSA shall be deemed to be compliance therewith (without duplication) for purposes of the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized representatives as of the Effective Date.

United States Cellular Corporation                                                         Amdocs Software Systems Limited

By:              /s/ Mary N. Dillon                                                                    By:          /s/ Neville Walker

Name:            Mary N. Dillon                                                                       Name:         Neville Walker

Title:              President & CEO                                                                   Title:         Deputy General Manager

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit A

LICENSE ORDER NO. 1

Upon acceptance of this License Order No. 1 (this “License Order”), AMDOCS SOFTWARE SYSTEMS LIMITED (“Amdocs”) hereby grants to UNITED STATES CELLULAR CORPORATION (“Company” or “USCC”) a license to use the Software (the “License”), and Company accepts and agrees to pay for the License under the terms and conditions of this License Order and the terms and conditions contained in the August 12, 2010, Software License and Maintenance Agreement between Company and Amdocs (the “Agreement”), which is specifically incorporated herein by this reference.  The parties have also entered into the August 12, 2010, Statement of Work (the “SOW”) pursuant to the August 12, 2010, Master Service Agreement between the parties (the “MSA”).

1.       EFFECTIVE DATE OF THIS LICENSE ORDER

            August 17, 2010 (the “Order Effective Date”).

2.       SOFTWARE

2.1     The Amdocs Software

In accordance with this License Order, Amdocs hereby licenses to USCC the following Amdocs Software (the “Amdocs Software”):

(a)                 Amdocs Revenue Management (Version CES 8.1)

(i)    Amdocs Acquisition & Formatting

(ii)   Amdocs Turbo Charging

(iii)   Amdocs Error Manager

(iv)  Amdocs Invoicing

(v)   Amdocs Document Designer

(vi)  Amdocs Accounts Receivable

(vii)  Amdocs Collections

(viii) Amdocs Balance Manager

(ix)  Amdocs Voucher Manager

(x)   Amdocs Replenishment Manager

(b)                 Amdocs Customer Management (Version CES 8.1)

(i)    Amdocs Billing Manager – Smart Client

(ii)   Amdocs Customer Interaction Manager – Smart Client

(iii)   Amdocs Integration Gateway

(iv)  Amdocs Marketing Connector – Smart Client

(v)   Amdocs Analytics Connector – Smart Client

(vi)  Amdocs Sales – Smart Client

(vii)  Amdocs Script Designer

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(viii) Amdocs CRM Customization Center – Smart Client (Licensed for Non-Production Environments as detailed in Annex 2 hereto)

(ix)  Amdocs Script Manager – Smart Client

(x)   Amdocs Support– Smart Client

(xi)  Amdocs Process Manager (for Amdocs Customer Management)

(xii)  Amdocs Ordering

(The foregoing Licenses include those for the Production Environment(s) and/or Non-Production Environments as well as the User Licenses specified in Annex 2 hereto.)

(c)                 Amdocs Retail Interaction Manager (Version CES 8.1)

(d)                 Amdocs Activation (Version CES 8.1)

Amdocs Activation Manager

(e)                 Amdocs Network Billing Unit Software (Version 5.2)

(i)    Amdocs Session Control Point

(ii)   ARC

(iii)   IVR (pre- and post-call announcements)

(f)                  Amdocs Foundation Components (Version CES 8.1)

(i)    Amdocs Customer Information Hub

(ii)   Amdocs Enterprise Product Catalog

(iii)   Amdocs Resource Manager

(iv)  Amdocs Monitoring and Control

(v)   Amdocs Security Manager

(vi)  Amdocs System Configurator

(vii)  Amdocs Integration Framework

(viii) Amdocs Service Platform

(ix)  Amdocs DB Extract Tool

(x)   Amdocs Multimedia Integrator

(xi)  Amdocs Sales Engine

2.2     The SAS Software

(a)                 In accordance with this License Order, Amdocs hereby sublicenses to USCC the following SAS Offer Management Solution Software (the “SAS Software”):

(i)    SAS Real Time Decision Manager (Version 5.3)

(ii)   SAS Marketing Automation (Version 5.3)

(iii)   SAS Model Manager (Version 2.2)

(iv)  SAS Grid Manager (Version 9.21)

(v)   DataFlux dfPower Profile for one PC user (Version 8.1)

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(vi)  DataFlux dfPower Platform for SAS for PC one user (Version 8.1)

(vii)  DataFlux dfPower Customize for one PC user (Version 8.1)

(viii) DataFlux dfPower Quality for PC one user (Version 8.1)

(ix)  Platform Suite for SAS (Version 9.21)

(x)   Three SAS/ACCESS Interface engines (Version 9.2)

(xi)  Three SAS Metadata Bridges (Version 9.2)

The SAS/ACCESS Interface engines and SAS Metadata Bridges types shall be defined by USCC during the Solution Outline Phase (as defined in the SOW).

(b)                 The terms and conditions relating to the scope and use of the SAS Software shall be consistent with the terms and conditions relating to the scope and use of the licenses to the Amdocs Software except as otherwise specified in Annex 3 hereto.

2.3     The MicroTelecom Software

(a)                 In accordance with this License Order, Amdocs hereby sublicenses to USCC the following MicroTelecom Software (the “MicroTelecom Software”):

MicroTelecom (Version 5) -- Point-of-Sale Functionality

(b)                 The terms and conditions relating to the scope and use of the MicroTelecom Software shall be consistent with the terms and conditions relating to the scope and use of the licenses to the Amdocs Software.

2.4     The Software

Notwithstanding the definition of Software set forth in the Agreement, the Amdocs Software, the SAS Software (except to the extent that the SAS Software is subject to the terms and conditions that are set forth in Annex 3 to this License Order) and the MicroTelecom Software shall be deemed to be part of the Software for purposes of the Agreement and this License Order unless the context clearly requires otherwise.  Without limiting the foregoing and for the avoidance of doubt, Amdocs’ indemnification obligations set forth in Section 10 of the Agreement with respect to the Software shall apply to the MicroTelecom Software.

3.       TERRITORY

Notwithstanding the definition of the Territory set forth in the Agreement, USCC may install and use the Server Software in [***], and USCC may use and permit the use of the Client Software without territorial restrictions in accordance with Section 3 of the Agreement.

4.       TERM, TYPE AND SCOPE OF LICENSE

4.1     The term, type and scope of the Licenses granted under this License Order shall be as specified in Section 3 of the Agreement and as otherwise specified in this License Order.

4.2     The usage rules and definitions specified in the following Annexes to this License Order shall apply to the Licenses to the following Software granted under this License Order:

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SOFTWARE	ANNEX TO THIS LICENSE ORDER
Amdocs Revenue Management and Amdocs Network Billing Unit Software	1
Amdocs Customer Management and Amdocs Retail Interaction Manager	2
The SAS Software	3
The MicroTelecom Software	4

4.3     Licenses to the Amdocs Foundation Components Software are included with the Licenses to the other Amdocs Software granted under this License Order and are not priced separately. The Amdocs Foundation Components Software licensed herein is subject to the environment and volume usage rules and limitations specified for the related Amdocs Software licensed pursuant to this License Order.

4.4     Subject to the terms set forth in this License Order (including the Annexes hereto), upon payment by USCC of the License Fees specified in this License Order for the Amdocs Software, USCC shall be entitled to use such Software for [***] Production [***] and the Non-Production Environments outlined in Annex H to the SOW.  Upon USCC’s request, Amdocs will license to USCC the right to use such Software in additional Non-Production Environments for no additional license fees.

5.       WARRANTY PERIOD

Notwithstanding anything to the contrary in the Agreement or this License Order, the Warranty Period for the Software shall be the [***]-day period commencing upon completion of Wave 1 (as defined in the SOW).

6.       LICENSE FEES

6.1     Initial License Fees

(a)                 The initial License Fees (each an “ILF”) for the Licenses granted under this License Order are specified in the following table:

SOFTWARE	ILF
The Amdocs Software (as specified in Section 2.1 of this License Order and Annexes 1 and 2 to this License Order)	$[***]
SAS Software (as specified in Section 2.2 of this License Order and Annex 3 to this License Order)	$[***]
MicroTelecom Software (as specified in Section 2.3 of this License Order and Annex 4 to this License Order)	$[***]
Total ILF	$[***]

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)                 Payment of the ILFs shall entitle USCC to use the applicable Software in one Production Environment for up to the following volumes of usage (as further defined and detailed in the applicable Annexes hereto):

SOFTWARE	VOLUME OF USAGE* (BASED ON ILF)
Amdocs Revenue Management	[***] Subscribers (as defined in Annex 1) (No Basic M2M (as defined in Section 6.2(d)) or Advanced M2M (as defined in Section 6.2(d)) are included.)
Amdocs Network Billing Unit Software	[***] Subscribers
Amdocs Customer Management	[***] Concurrent Users (as defined in Annex 2)
Amdocs Retail Interaction Manager	[***] Concurrent Users

* During the Warranty Period, the Software will enable at least an additional [***]% of usage volume (the “Grace Licenses”). If any of the Grace Licenses are utilized by USCC, such Grace Licenses will be subject to payment of the applicable SLFs as set forth in Sections 6.2(c) and 6.2(d) of this License Order.

(c)                 Amdocs shall bill USCC for the ILFs in installments as specified in Annex 5 to this License Order.  USCC shall pay such invoices in accordance with the Agreement.

6.2     Subsequent License Fees

(a)                 Company’s volume of usage of the Software will be reviewed annually commencing on the November 1st immediately following USCC’s commencement of Production Use of the Software (i.e., the November 1st immediately following completion of Wave 1) and occurring on each November 1st thereafter (each a “Verification Date”).

(b)                 Within 30 days after each Verification Date, USCC shall notify Amdocs in writing of the volume of Software usage as of such Verification Date. Amdocs may audit Company’s use of the Software in accordance with Section 9.6 of the Agreement.

(c)                 If the volume of Company’s Software usage at any time exceeds the number of licenses that the Company has acquired whether in consideration of the ILF or by payment of the applicable subsequent License Fees (each an “SLF”) (as set forth in the table below for the Amdocs Software (or the applicable SLFs set forth in Annex 3 or Annex 4, as applicable)) prior to such time, then Company will, prior to using the Software in excess of such number of acquired licenses, notify Amdocs thereof and within 30 days after USCC’s receipt of Amdocs’ invoice for the applicable SLFs pay to Amdocs the applicable SLFs to acquire licenses for such excess volume usage.  Without limiting the foregoing, if the volume of Company’s Software usage as of a Verification Date exceeds the number of licenses that the Company has acquired as of such Verification Date, then

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Company will pay to Amdocs the applicable SLFs within 30 days after Amdocs submits to USCC an invoice for such SLFs.

SOFTWARE	SLF
Amdocs Revenue Management	$[***] per Subscriber
Amdocs Network Billing Unit Software	$[***] per Subscriber
Amdocs Customer Management	$[***] per Concurrent User
Amdocs Retail Interaction Manager	$[***] per Concurrent User

SLFs relate only to Subscribers, Concurrent Users, CERs (in accordance with Annex 3) and Stores (in accordance with Annex 4) in excess of those usage limitations contemplated in the ILF or the aggregate usage limitations as of the date of determination based upon the ILF and all SLFs paid prior to such date.

(d)                 Machine-to-Machine SLF.  Notwithstanding the SLFs set forth in Section 6.2(c) of this License Order, the machine-to-machine (“M2M”) SLFs will apply for devices used solely to gather data and to send such data (without direct human intervention) to a back-end server using a USCC network.  The M2M SLFs will be payable by USCC with respect to the devices and usage of the Software based upon the following definitions:

(i)             “Basic M2M” means M2M use of the Amdocs Software for basic rating and billing on a postpaid basis with (A) no more than [***] events are sent from the device to the B/OSS Solution (as defined in the SOW) each month, (B) no real-time capabilities or special features, and (C) the data flows only in one direction from the device to the B/OSS Solution.

(ii)            “Advanced M2M” means M2M use of the Amdocs Software for advanced rating and billing on a postpaid basis where one or more of the following is applicable:  (A) more than [***] events are sent from the device to the B/OSS Solution each month, (B) real-time capabilities (e.g., notification of payment due, balance or up-to-date consumption data of any sort) or special features are required, or (C) the data flows both from the device to the B/OSS Solution and from the B/OSS Solution to the device.

The M2M SLFs will be billed based upon the pricing set forth in the following table:

Number of Subscribers (Devices)	Basic M2M SLF Pricing per Subscriber	Advanced M2M SLF Pricing per Subscriber
0–[***]	$[***]	$[***]
[***]–[***]	$[***]	$[***]
[***]–[***]	$[***]	$[***]
[***]+	$[***]	$[***]

(e)                 The volume of USCC’s usage of the Software will be determined in accordance with a technical procedure that will enable USCC to retrieve the then-current volume of such usage from the B/OSS Solution.  Such procedure shall be set forth in a License Audit Procedure Deliverable as defined in and specified in Annex B to the SOW.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(f)                  Such SLFs will not be increased by Amdocs during the [***]-year period commencing on the Order Effective Date.

6.3        Additional Amdocs Software Products

(a)                 If USCC elects to purchase from Amdocs licenses to Amdocs Partner Manager, Amdocs Interactive e-Commerce, Amdocs Interactive e-Service and /or Amdocs Interactive e-Billing, Amdocs will provide such licenses to USCC at the License Net Price specified in the following table:

Product Name	List Price	Discount	License Net Price
Amdocs Partner Manager	$[***]	[***]%	$[***]
Amdocs Interactive e-Commerce	$[***]	[***]%	$[***]
Amdocs Interactive e-Service	$[***]	[***]%	$[***]
Amdocs Interactive e-Billing	$[***]	[***]%	$[***]

(b)                 The License Net Prices specified in the table above are for the applicable ILFs based on the same volumes of usage as set forth in Section 6.1(b) of this License Order. If USCC elects to purchase licenses for such products at volumes of usage in excess of the volumes specified in Section 6.1(b) of this License Order, USCC shall pay to Amdocs the applicable SLFs for such excess volume subject to no less than a [***]% discount off of Amdocs’ list prices for the applicable SLFs.

(c)                 If USCC elects to purchase from Amdocs licenses to any additional Amdocs Software products (i.e., any Amdocs proprietary Software products that are neither licensed to USCC under this License Order nor specified in Section 6.3(a) of this License Order), USCC will receive discount of not less than [***]% off of Amdocs’ list prices for such licenses to such additional Amdocs Software products.

6.4        Freedom Wireless Licenses

(g)                 For avoidance of doubt, the licenses granted by Amdocs under this License Order do not include licenses under the patents (the “Freedom Wireless Patents”) of Freedom Wireless, Inc. (“Freedom Wireless”) to provide real-time prepaid services for the Subscribers.  Following execution of this License Order and Amdocs’ agreement with Freedom Wireless on the terms for licensing of the Freedom Wireless Patents, Amdocs will submit to USCC a proposal for USCC to acquire such licenses through Amdocs.

(h)                 Following submission of Amdocs’ proposal to USCC, USCC will have the option to acquire licenses to the Freedom Wireless Patents through Amdocs (based on such proposal and related terms and conditions to be agreed upon) or through other parties or directly from Freedom Wireless.  If USCC selects Amdocs’ proposal, the parties will negotiate in good faith to agree upon and execute an amendment to this License Order (or to execute an additional License Order) for such licenses.

(i)                   If USCC acquires its license to the Freedom Wireless Patents through Amdocs, Amdocs will defend and indemnify USCC in accordance with the Agreement from claims by Freedom Wireless alleging infringement of the Freedom Wireless Patents.  (If USCC acquires its license to the Freedom Wireless Patents through another party, or otherwise uses the Software to provide real-time prepaid services without first acquiring a license to

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the Freedom Wireless Patents through Amdocs, USCC will defend and indemnify Amdocs in accordance with the Agreement from claims by Freedom Wireless alleging infringement of the Freedom Wireless Patents.)

ACCEPTED:                                                          ACCEPTED:

United States Cellular Corporation                     Amdocs Software Systems Limited

By:          /s/ Mary N. Dillon                                    By:             /s/ Neville Walker

Name:         Mary N. Dillon                                     Name:            Neville Walker

Title:            President & CEO                                 Title:              Deputy General Manager

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit B

MAINTENANCE TERMS AND CONDITIONS

1.       SCOPE OF MAINTENANCE

1.1     Definitions.  The following terms used in this Exhibit B are defined as follows:

(a)                 “Major Release” means a new release of the Software that includes additional significant enhancements to the Software. These releases may include material architectural changes, major feature changes, new platform support, new operating system support, third-party hardware support and additional new software modules available as part of the Major Release. Unless otherwise defined via a specific communication, Major Releases are usually designated by the number “0” to the right of the decimal point (e.g., 8.0). (For greater certainty, release 7.5 was specifically designated by Amdocs as a Major Release.)  Major Releases include Replacement Products but do not include new products or other items that Amdocs licenses separately from the Software.  For purposes of this definition, a “Replacement Product” is any product that Amdocs licenses separately to its other licensees at additional prices and that (i) includes all or substantially all of the features and functionality of the Software; or (ii) is intended as a replacement for the Software.  Major Releases are typically released by Amdocs every 18 to 24 months.

(b)                 “Minor Release” means a new release of the Software that is associated with the most recent preceding Major Release. Minor Releases are usually designated by the numbers 1-9 to the right of the decimal point.  A Minor Release may contain software fixes, new features, new platform support, new operating system support and third-party hardware support.  Additionally, Minor Releases may include one or more Other Releases.

(c)                 “Other Release” means any of the following additional types of Minor Releases of the Software:

         i.            “Patch Bundle” means a proactive and periodic release that aggregates all Error (as defined below) fixes driven by Amdocs’ worldwide installations. Patch Bundles are typically released by Amdocs every 4 to 6 weeks; and

        ii.            “Service Pack” means a proactive and periodic release that is composed of a group of Patch Bundles, and may include third-party software upgrades and product enhancements.  Service Packs are typically released by Amdocs every 6 to 12 months.

1.2      Amdocs’ Obligations. During the applicable Maintenance Period (as defined in Section 3.2 of this Exhibit B) and provided Company has a Supported Release of the Software, Amdocs shall:

(a)                 provide Company with the level of Maintenance purchased by Company as shall be specified in each Annex 1 to be issued under this Exhibit B, in accordance with the Amdocs Product Support Overview which may be accessed by Company at the Amdocs Support Portal, log-in page www.amdocs.com/support and which is incorporated herein by this reference (the current version of the Amdocs Product Support Overview is attached to this Exhibit B as Annex 2);

(b)                 provide Company with Major Releases, Minor Releases and Other Releases for the Supported Release of the Software in accordance with Annex 1 to this Exhibit B (excluding any new modules not then licensed to Company), provided that except as otherwise agreed by the parties (e.g., in a License Order hereunder or in a Statement of Work under the MSA), Amdocs makes no representation as to what may be included in any new release and is under no obligation to incorporate any newly-developed functionality into any new release;

(c)                 determine the source of the problem reported by Company and notify Company or the appropriate party if the source of the problem is not an Error;

(d)                 resolve problems or bugs in the Supported Release of the Software which cause the Software not to function in conformity with the Documentation in all material respects (“Errors”), such efforts to be in accordance with the level of Maintenance purchased by Company and in accordance with the Amdocs Product Support Overview;

(e)                 not disable or remove through update, upgrade or new release a previously enabled portion of the API;

(f)                  provide Company with telephone consultation relating to Maintenance;

(g)                 periodically provide Company with Amdocs’ product roadmap that identifies a list of functional capabilities that Amdocs is considering adding to the Software in upcoming releases, and the estimated timeframe within which Amdocs anticipates such functional capability will be delivered;

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(h)                 provide Company with the opportunity to participate in Amdocs customer or user groups in which participants compare experiences and make suggestions for further enhancements to the Software as further set forth in Section 1.3 of this Exhibit B.  In connection with Company’s participation in any such customer or user groups, Amdocs shall waive enforcement of Section 13 of the Agreement to the extent necessary to enable Company to participate meaningfully; and

(i)                   provide Company with the information and assistance required pursuant to Section 1.4 of this Exhibit B in connection with enabling the Software to be compliant with and to enable USCC’s use of the Software to be compliant with Company Legal Requirements.

Maintenance for a release of the Software that is no longer a Supported Releases shall be offered by Amdocs for at least [***] ([***]) years after such release of the Software ceases to be a Supported Release (“Extended Support”), all as further described in the Amdocs Product Support Overview, subject to payment of an additional fee for such Maintenance, if any, as set forth in the applicable Maintenance Order. Such additional fee will not exceed [***] percent ([***]%) of the then current Maintenance Fees for a Supported Release.

1.3      Amdocs User Groups.

(a)                 Amdocs seeks input from its customers concerning the roadmap for Amdocs products.  Requests that optimize product architecture and functionality are considered for inclusion in upcoming releases of the Software.

(b)                 Amdocs will provide to Company the same opportunities and privileges that Amdocs provides to its other customers to endeavor to influence the Amdocs products roadmap.

(c)                 Without derogating from the foregoing, Amdocs will offer Company the opportunity to participate in the following programs, which are intended to influence future functionality of the Software:

         i.            Amdocs Board of Advisors: The Amdocs Board of Advisors meets semi-annually with Amdocs’ executive management to provide insights and recommendations on topics that drive the Amdocs vision, direction, business model and overall philosophy.

        ii.            Amdocs Technology Council: The Amdocs Technology Advisory Council consists of Chief Architects / VPs of Architecture who advise Amdocs on topics including, without limitation, integrated customer data models, web services, unified user interfaces, process management architecture, high availability and security.

      iii.            Special Interest Groups: Amdocs Special Interest Group (SIG) program currently has four active groups on the following topics:  Advertising and Media, Billing and Revenue Management, Customer Relationship Management (CRM), and Operational Support System (OSS).  The SIGs meet four times per year.  Three meetings are via Webinar, and the fourth is a face-to-face meeting held as part of Amdocs’ annual user conference currently known as “InTouch.”

1.4      Regulatory Compliance.  If Company believes that a change to the Software is required in order for the Software or USCC’s use of the Software to comply with Company Legal Requirements, Company may request and Amdocs shall provide the following:

(a)                 a good faith estimate of when such change will be incorporated into a release of the Software and made available to Company hereunder;

(b)                 a good faith estimate of the timeline and cost for customization of the Software to incorporate such change; and

(c)                 reasonable assistance in discussions with governmental agencies and other enforcement bodies as necessary to explain the timeline required for compliance.

1.5      Company’s Obligations. During the applicable Maintenance Period, Company shall:

(a)                 appoint a System Manager and promptly obtain training in the use of the Software. For purposes of this Exhibit B, a “System Manager” means a limited number of individuals designated by Company to act as Company’s liaison and single point of contact with Amdocs for all technical communications and the distribution of information and materials provided by Amdocs to Company hereunder;

(b)                 undertake remedial corrective actions as reasonably instructed by Amdocs in the Documentation and properly maintain the Software at the Supported Release unless USCC has paid an additional fee for Extended Support. If any release of the Software offered to Company is deemed by Company to be undesirable, Company may, at its option, continue to use a prior release of the Software. However, Amdocs’ Maintenance obligations to Company under this Exhibit B apply

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

only to the Supported Release of the Software unless USCC has paid an additional fee for Extended Support;

(c)                 notify Amdocs of any Errors in the Software in accordance with Amdocs’ then-current problem reporting procedures provided by Amdocs in writing; and

(d)                 install new releases and Error corrections provided by Amdocs, test and implement such corrections and perform any clean-up activity required to correct side effects of any Error. Additionally, immediately following installation of any new release of the Software provided by Amdocs, and except for any archival or back-up copies as authorized in the Agreement, promptly destroy or, at Amdocs’ option return, any prior release(s) of the Software and Documentation.

2              LIMITATIONS

2.1      Limitations on Maintenance.  Maintenance shall not apply in the event (a) the Software or any part thereof is altered, modified or revised by any party other than Amdocs or other than as directed, instructed or authorized by Amdocs (for the avoidance of doubt, configuration of the Software shall not be deemed to be an alteration, modification or revision of the Software or any part thereof); (b) the Software is used in conjunction with another vendor’s products resulting in the defect or nonconformance provided that such products were not provided, recommended, authorized or approved by Amdocs and were not otherwise required in order for USCC to use the Software for its intended use as set forth in the Documentation or instructions supplied by Amdocs; or (c) Company fails to follow the applicable operation, Maintenance or Platform requirements as specified in the Documentation. All corrections to the Software will be performed only by Amdocs or its authorized subcontractors.

3 MAINTENANCE AVAILABILITY, PERIODS AND REINSTATEMENT

3.1           Availability of Maintenance.  Amdocs will provide Maintenance for the Supported Release(s) of the Software and will provide Extended Support for prior releases as set forth in this Exhibit B.

3.2           Maintenance Periods.  Maintenance will be provided for one (1) year periods (“Maintenance Period”) commencing upon Delivery of the Software, and Company hereby orders Maintenance for the first Maintenance Period pursuant to the terms of Annex 1 to this Exhibit B. During the Term of the Agreement, each Maintenance Period shall be automatically renewed for successive Maintenance Periods for so long as Amdocs offers Maintenance for the Software and unless not renewed by USCC by providing notice in writing to Amdocs at least sixty (60) days prior to the conclusion of the applicable Maintenance Period. Amdocs’ right not to renew Maintenance shall be subject to the provisions of Section 3.1 of this Exhibit B.

3.3      Reinstatement.  If Company notifies Amdocs of its decision not to renew Maintenance following the conclusion of the applicable Maintenance Period as specified in Section 3.2 of this Exhibit B, Company may later request that Amdocs reinstate Maintenance, provided Company has a Supported Release of the Software or a release that is eligible for Extended Support. In such event Amdocs shall reinstate Maintenance and Company shall pay Amdocs a maintenance reinstatement fee equal to the cumulative standard Maintenance charges applicable for the Maintenance terms during which Maintenance lapsed, in addition to the Maintenance charges for the then-current Maintenance Period. In the event Company does not have a Supported Release of the Software or a release that is eligible for Extended Support, and Company wishes to order Maintenance, Company may order Services from Amdocs under the MSA for the purpose of upgrading the Software in order to enable Company to order Maintenance.

4              MAINTENANCE FEES AND PAYMENT

4.1      Maintenance Fees.  The consideration for Maintenance (“Maintenance Fee”) for each Maintenance Period is specified in Annex 1 to this Exhibit B.

4.2      Invoicing.  The Maintenance Fee for each Maintenance Period will be invoiced to Company in advance on the first day of the applicable Maintenance Period and paid by Company as specified in Section 9.3 of the Agreement.

5              DATA PRIVACY

The terms and conditions set forth in Section 10 of the MSA shall apply equally hereunder to Amdocs in its performance of Maintenance and to Company in its receipt of Maintenance in the same manner as if incorporated herein by this reference with appropriate adaption of defined terms and cross-references.

6              Maintenance Policy changes

This Exhibit B reflects Amdocs’ policy with respect to the provision of Maintenance in force as of the Effective Date. Company acknowledges that these terms are subject to change, provided that Amdocs shall not materially reduce the level of Maintenance offered hereunder during the term of the Agreement.  Amdocs shall inform Company in advance of any

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

such changes.  All changes shall take effect after the end of the then-current Maintenance Period.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Annex 1 to Exhibit B

MAINTENANCE ORDER NO. 1

Upon acceptance of this Maintenance Order No. 1 (this “Maintenance Order”), AMDOCS SOFTWARE SYSTEMS LIMITED (“Amdocs”) agrees to provide Maintenance to UNITED STATES CELLULAR CORPORATION (“Company” or “USCC”), and Company agrees to purchase from Amdocs Maintenance for the Software specified below, under the terms and conditions of this Maintenance Order and those contained in the August 12, 2010, Software License and Maintenance Agreement between Company and Amdocs (the “Agreement”), which is specifically incorporated herein by this reference.

1.                  Effective Date of this Maintenance Order

August 12, 2010

2.                  Software

Amdocs shall provide Maintenance for the Software specified in the August 12, 2010, License Order No. 1 between the parties (the “License Order”).

3.                  Description and Level of Maintenance

▪                     For the Amdocs Software (as defined in the License Order) and the MicroTelecom Software (as defined in the License Order), Amdocs will provide Maintenance: (a) in accordance with Exhibit B to the Agreement, (b) at the level described as Amdocs Preferred Support (as set forth in the Amdocs Product Support Overview in Annex 2 to Exhibit B to the Agreement), and (c) subject to the target defect response and resolution times described in Annex L to the August 12, 2010, Statement of Work (the “SOW”) entered into pursuant to the August 12, 2010, Master Service Agreement between the parties (the “MSA”).

▪                     For the SAS Software (as defined in the License Order), Amdocs will provide the Maintenance as described in Annex 1 to this Maintenance Order.

4.                  Maintenance Periods

▪                     Maintenance will be provided hereunder for [***] annual Maintenance Periods.  The first annual Maintenance Period will commence upon the conclusion of the Warranty Period under the License Order.

▪                     Following the initial [***]-year term of this Maintenance Order as specified in Section 4.1, Maintenance for the Software specified above shall be automatically renewed for one-year Maintenance Periods unless either party provides written notice of nonrenewal to the other party at least 60 days prior to the conclusion of the then-current Maintenance Period; provided, however, that Amdocs’ right to send such notice of nonrenewal shall commence during the [***] annual Maintenance Period hereunder.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.                  Maintenance Fees and Payment

▪                     The following annual Maintenance Fees shall be charged for the following Software:

Amdocs (RIM, Ordering, CRM, Billing, Activation, NBU):           $[***]

MicroTelecom:                                                                             $[***]

SAS:                                                                                            $[***]*

                                                                        Total:                          $[***]

* Such annual Maintenance Fees for the SAS Software will be applied to the annual License Renewal Fees specified in Annex 3 to the License Order and are subject to the terms therein.

▪                     For each annual Maintenance Period after the first annual Maintenance Period: (a) the annual Maintenance Fee for the Amdocs Software will be increased by [***]% of the SLF payable by USCC for the Amdocs Software under the License Order during the immediately preceding annual Maintenance Period; and (b) the annual Maintenance Fee for the MicroTelecom Software will be increased by $[***] for each Licensed Store added during the immediately preceding annual Maintenance Period in accordance with Section 6 of Annex 4 to the License Order. During the initial [***]-year term of this Maintenance Order, provided that the Software is on a Supported Release, the Maintenance Fee for the Amdocs Software and MicroTelecom Software will not otherwise be increased.

▪                     Following the initial [***]-year term of this Maintenance Order, provided that the Software version licensed to Company is then a Supported Release, the Maintenance Fees for the Amdocs Software and the MicroTelecom Software will not be increased by more than [***]% annually.

▪                     Notwithstanding anything to the contrary in the Agreement or in this Maintenance Order, for the initial [***] Maintenance Periods after the Software has ceased to be a Supported Release, the Maintenance Fees for the Amdocs Software and the MicroTelecom Software will not exceed [***]% of the applicable Maintenance fees for the immediately preceding annual Maintenance Period.

▪                     Notwithstanding anything to the contrary in the Agreement or in this Maintenance Order, Amdocs shall bill Company for the Maintenance Fees for the Amdocs Software, the MicroTelecom Software and the SAS Software for each annual Maintenance Period hereunder on a quarterly basis in advance, and USCC shall pay the applicable invoices in accordance with Section 9.3 of the Agreement.

▪                     Fee Park Option for Amdocs Software

                     i.Upon written notice delivered to Amdocs at least 90 days prior to the expiration of the then-current Maintenance Period, Company has a one-time option to “park” up to [***]% of the annual Maintenance Fees for the Amdocs Software applicable for the immediately subsequent annual Maintenance Periods by not using an equivalent percentage of the licenses to such Amdocs Software granted under the License Order for a single, uninterrupted period (the “Fee Park Period”) not to exceed [***] consecutive months (such option, the “Fee Park Option”).

                   ii.For the avoidance of doubt: (i) if the Fee Park Option is exercised, the Fee Park Period shall (A) commence upon the commencement of the Maintenance Period immediately following timely delivery of the notice required in Section 5.6(a), and (B) continue for the period specified in such notice but shall not exceed [***] months; and (ii) during the Fee Park Period, Company shall not utilize a percentage of the licenses to the Amdocs

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Software granted under the License Order equivalent to the “parked” percentage of Maintenance Fees specified in such notice, not to exceed [***]%.

                  iii.The percentage of Maintenance Fees to be parked during the Fee Park Period shall not in any event exceed the [***] of: (i) [***]%, and (ii) the percentage of license volume unused by Company at the time of such notice and throughout the Fee Park Period.

                 iv.For purposes of this Maintenance Order, if Company opts to park a portion of the Maintenance Fees during the Fee Park Period, such parked portion of the Maintenance Fees shall be discounted from the Maintenance Fees to be billed by Amdocs for the Fee Park Period and shall not be due or payable from Company during or with respect to the Fee Park Period.  Such discount shall be temporary and shall no longer apply to any Maintenance Fees due or payable with respect to any Maintenance Period, or part thereof occurring after the Fee Park Period.  Accordingly, upon expiration of the Fee Park Period, Company’s responsibility for the applicable undiscounted Maintenance Fees for the remainder of the then-current Maintenance Period shall resume and shall continue thereafter subject to the terms of this Maintenance Order.

                   v.During the Fee Park Period, if USCC uses the licenses corresponding to all or part of the parked Maintenance Fees, the discount related to the parked Maintenance Fees corresponding to such licenses shall not apply for the remainder of the Fee Park Period after USCC commences such use, and USCC will be required to pay the applicable undiscounted Maintenance Fees for the remainder of the Fee Park Period.

6.                  Company Representative

Dave Dennen

7.                  Installation Site Address

U.S. Cellular
800 Cornerstone Drive
Knoxville, TN 37932

8.                  Invoice Address

U.S. Cellular
PO Box 620989
Middleton WI 53562-0989
Attention: Accounts Payable

ACCEPTED:                                                          ACCEPTED:

United States Cellular Corporation                     Amdocs Software Systems Limited

By:          /s/ Mary N. Dillon                                    By:             /s/ Neville Walker

Name:         Mary N. Dillon                                     Name:            Neville Walker

Title:            President & CEO                                 Title:              Deputy General Manager

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Annex 1

SAS MAINTENANCE DESCRIPTION

1.                   Amdocs shall cause SAS to provide support for the SAS Software directly to USCC.  SAS’ support will consist of the activities and policies specified at http://support.sas.com/techsup/support.html (“Support”).  Without derogating from the foregoing, Amdocs shall ensure that SAS provides to USCC new releases, updates, corrective codes and new versions of the SAS Software at no additional charge to USCC for as long as USCC licenses the SAS Software.

2.                   SAS will continue to provide Support for each of the annual periods for which license renewal fees for the SAS Software are described in Section 1.2 of Annex 3 to the License Order.

Although SAS does not anticipate decreasing its level of Support, such activities and policies are subject to change by SAS.  Prior to the commencement of each annual period, SAS will notify USCC and Amdocs in writing of any material change in such activities or policies. If SAS materially decreases the level of Support, then upon written notice thereof from USCC or Amdocs, SAS will, at its option, either: (a) cure such deficiency within 30 days after receipt of such notice; or (b) offer to USCC and Amdocs (i) hourly rates to procure additional SAS resources to make up for such deficiency in Support, and (ii) the right to terminate Support and receive a refund of the prorated license fees for the time remaining in the then-current annual period.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Annex 2 to Exhibit B

Amdocs Product Support Overview

amdocs

Amdocs Product Support

Overview

This document provides an overview of the Amdocs Maintenance and Product Support packages.  It applies to Amdocs’ proprietary generic software product(s) licensed to the customer under the Software License and Maintenance Agreement between Amdocs and the customer and all references to Amdocs’ products in this document refer to such licensed software.  Please refer to the Amdocs Software License and Maintenance Agreement for details on maintenance terms and conditions.

This document will be revised periodically to reflect changes in the products being supported as well as the processes, procedures, and technologies being used to deliver that support.  The latest version of this document is posted on the Amdocs Product Support Portal (access to registered users through:  www.amdocs.com/support) or when in doubt email Amdocs Product Support at care@amdocs.com to make sure that you have the latest version of this document.

______________________________________________________________________________

Information Security Level 2 – Sensitive
Proprietary and Confidential Information of Amdocs

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Document Information

            Release:

            Publication Date:

            Catalog Number

            Information Security:      Level 2 - Sensitive

            Created:                                    19/02/209 8:41:00 AM

            Account/FOP:

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©2010 Amdocs.  All Rights Reserved.

The content of this document cannot be reproduced, downloaded, disseminated, published, transferred, or combined with any other materials, in whole or in part, in any form or by any means, without the prior written consent of Amdocs.  The included software may contain and utilize third-party software products.  These materials are confidential, and shall be returned to Amdocs upon request.

Amdocs reserves the right to revise the included software and/or documentation and to make changes in the content from time to time without notice.  The trademarks and service marks of Amdocs, including the Amdocs mark and logo, Ensembler, Enable, Clarify, Return on Relationship, Intelecable, Collabrent, Intentional Customer Experience, QPASS and Cramer are the exclusive property of Amdocs, and may not be used without permission.  All other marks are the property of their respective owners.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Table of Contents

1	Amdocs Product Support Packages At-a-Glance.........................................................................................................................................................................................	34
2	Amdocs Preferred Support...	35
	2.1 Consistent Business Performance...	35
	2.1.1 Advanced Case Handling...	35
	2.1.2 Proactive Tools and Services.......................................................................................................................................................................................................	36
	2.2 Product Innovation...	38
	2.2.1 Product Updates and Evolution....................................................................................................................................................................................................	38
	2.2.2 Business Innovation services...	39
	2.3 Connected Support Experience...	40
	2.3.1 Personalized Services...	40
	2.3.2 Support Community Center...	41
3	Amdocs Premium Support...	43
	3.1 Business-oriented SLA...	43
	3.1.1 Committed Predefined Resolution Time.....................................................................................................................................................................................	43
	3.1.2 Custom Committed Resolution Time...........................................................................................................................................................................................	43
	3.1.3 High Priority Case Handling...	44
	3.2 Dedicated Support Account Manager...	44
	3.2.1 Personalized Support Experience...............................................................................................................................................................................................	44
	3.2.2 360º View of Customer Product Support....................................................................................................................................................................................	44
	3.2.3 Customer-Specific Reports and Communication.......................................................................................................................................................................	44
	3.2.4 Future Planning of Deployment Activities....................................................................................................................................................................................	44
4	Amdocs Active Support...	45
	4.1 Business Performance Optimization...	45
	4.1.1 System Health Check...	45
	4.1.2 Performance Monitoring Tool.......................................................................................................................................................................................................	45
	4.1.3 Business Processes and Operations Optimization...................................................................................................................................................................	45
	4.1.4 Proactive Support Tools Implementation.....................................................................................................................................................................................	46
	4.1.5 Third Party Platforms Certification...............................................................................................................................................................................................	46
	4.1.6 Product Upgrade Assessment.....................................................................................................................................................................................................	47
	4.2 Dedicated Product Support Expert...	47
	4.2.1 Onsite Product Support Expert.....................................................................................................................................................................................................	47
	4.2.2 Expert Guidance for New Project and Product Upgrade...........................................................................................................................................................	47
	4.2.3 Support Account Manager (SAM)................................................................................................................................................................................................	48

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

	4.2.4 Customization Layer Support...	48
	4.3 Learning Services...	48
5	Amdocs Product Release Support Policy...	49
6	Terms of Service...	50
	6.1 Offering Clarifications...	50
7	Severity Level Definitions...	52
	7.1 Severity 1 (Production Environment)...	52
	7.2 Severity 1 (Non-Production Environment)...	52
	7.3 Severity 2 (Production Environment)...	52
	7.4 Severity 2 (Non-Production Environment)...	52
	7.5 Severity 3 (Production Environment)...	52
	7.6 Severity 3 (Non-Production Environment)...	53
	7.7 Severity 4 (Production Environment)...	53
	7.8 Severity 4 (Non-Production environment)...	53
	SIGNATURE...	63
	SIGNATURE...	63
	Signature...	63

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

1          Amdocs Product Support Packages At-a-Glance

Amdocs Product Support packages are flexible and can be adapted to meet your specific needs.  Amdocs Preferred Support is the essential foundation support package, which can be further enhanced and tailored with the optional Amdocs Premium Support and Amdocs Active Support.

AMDOCS PREFERRED SUPPORT – Feature-rich support and maintenance package which includes an extensive range of essential support services to meet the requirements of business-critical applications.

AMDOCS PREMIUM SUPPORT – An optional, supplementary package to Amdocs Preferred Support for committed, customized service-level agreement (SLA) Resolution Time.

AMDOCS ACTIVE SUPPORT – An optional, supplementary package to Amdocs Preferred or Premium Support, which offers a range of powerful proactive tools and services, for enhancing the overall product support experience, for preventing faults and for optimizing performance.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

2          Amdocs Preferred Support

Amdocs Preferred Support is designed specifically to meet the needs of business-critical applications.  Amdocs preferred support boasts many rich features and proactive tools and services to ensure you receive:

•               Consistent Business Performance

•               Product Innovation capabilities

•               A Connected Support Experience

2.1  Consistent Business Performance

2.1.1     Advanced Case Handling

Amdocs Product Support is designed to offer a hassle-free case handling experience.  With support options ranging from online support services to one-on-one interactions, Amdocs provides support that is secure, responsive and reliable.  When necessary, the Amdocs Product Support organization will cooperate closely with Amdocs Delivery support teams and with the System Integrator teams to ensure that information is being shared between the teams.

2.1.1.1  24 x 7 x 365 for Business Critical Cases

Business-critical situations (which are Severity Level 1 as defined in chapter 7, “Severity Level Definitions”) in production are handled 24x7, and the entire process is transparent so that you always know exactly how the end-to-end case flow is progressing.  All other situations will be handled during business hours.

2.1.1.2  Centralized Front Desk

Amdocs Preferred Support entitles customers to around-the-clock access contact channel, regardless of time-zone and time of day, via a centralized Front Desk that provides worldwide coverage for Amdocs products.  Our Front Desk accepts cases, performs an initial assessment, routes them to the appropriate product expert teams, and remains active throughout the entire process to validate that cases are being resolved as described herein.

2.1.1.3  Committed Response Time

Amdocs is committed to excellent service and rapid time to resolution.  The Front Desk target times for accepting a case, initially assessing and routing it are:

Severity [1]	Front Desk Target
Severity 1	Up to 30 minutes
Severity 2	Up to 1 hour
Severity 3,4	Up to 3 hours

1 See Chapter 7, “Severity Level Definitions”

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.1.1.4  Industry Proven Case Flow Methodology

Amdocs Product Support operates based on a well-defined, transparent case flow methodology.  From initiation through resolution, this methodology ensures that we take immediate ownership of your cases and efficiently advance them across different levels of support and domains.  Case tracking is intuitive and easy; you can always know the exact status of your case.  Our built-in priority management and escalation processes ensure that high-priority issues are handled appropriately.

2.1.1.5  Support by Product Developers

When a core problem is encountered, you can be confident that the Amdocs product developers who are handling your problem will leverage their deep knowledge of the core product and their expertise.

2.1.1.6  Support for Bundled Third Party Products

Amdocs products may be bundled or integrated with various third‑party products.  When a problem is encountered with an Amdocs product, we will provide an initial analysis to determine the root cause of the problem.  If a problem is related to a third-party product, Amdocs Product Support will, if possible and covered under Amdocs’ agreements with the third-party vendor, forward the problem to the relevant third-party vendor for further handling.

2.1.2     Proactive Tools and Services

Amdocs Product Support offers proactive tools and services which are integrated within the Preferred Support to continuously improve the underlying operation of your Amdocs products and to proactively prevent faults.

2.1.2.1  Amdocs Log Explore Fault Detection Tool

The Amdocs Log Explore provides embedded monitoring and improved problem diagnostics for your Amdocs products, based on log analysis technology.  This tool correlates information from multiple sources, allowing you to better understand problems.  It is integrated with the Amdocs product knowledge base and is therefore designated to find immediate solutions and enables packaging and sending of relevant data to the Amdocs Product Support experts.

The Amdocs Log Explore allows:

•               To expedite problem resolutions by ensuring that the right information is available for investigation

•               Reduced operational cost by providing tools that automate the support

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•               To maximize application uptime as problems are engaged to be resolved immediately

•               “Always On” assurance that your system is under surveillance

•               To accelerated time-to-value by minimizing support interactions

The Amdocs Log Explore is licensed under an Amdocs Software License specific to it.

2.1.2.2  Amdocs Monitoring and Control Tool

The Amdocs Monitoring and Control Tool constantly monitors your Amdocs products related production systems on an ongoing basis, increases your operational efficiency and strives to ensure that problems are identified and handled before they become critical.  The Amdocs Monitoring and Control Tool is available with most of Amdocs products 2, provides a central point for monitoring and controlling your Amdocs related production applications and processes 3.  It is secure and allows access to authorized users only and can be customized to fit specific implementations.

2.1.2.3  Advanced Case Prioritization

Amdocs strives to accurately and effectively prioritize problems and allocate expert resources according to your needs.  This translates into an efficient determination of case severity and customer-specific issues, such as business-critical periods and peak times.

Severity level is determined by the Amdocs Product Support System (APSS) based on criteria defined by the customer’s support contact.  Severity levels may be changed by Amdocs in cases where criteria are not accurately represented.

Customers may submit a request for a higher priority to expedite the case handling during specific business-critical periods, such as system upgrades, implementations of new interface software and peak service times.  Each request is considered relative to the current priority mix of Amdocs Product Support customers.

Customers may also initiate an escalation of a case if they experience or foresee difficulties, delays or other problems with the resolution of their case.  This process ensures that the relevant managers and resource owners within Amdocs are aware of your potential problems and may obtain additional resources to assist in the problem resolution.

2.1.2.4  Patch Advice Service

The Patch Advice Service provides you with early access to the planned content of the next patch bundle that will be released by Amdocs.  This service enables you to receive information regarding important issues that may be affecting your Amdocs system.  It also helps you to better

2 Not including OSS

3 Requires separate order and charge for implementation effort

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

assess the overall maintenance level required for your Amdocs product and to make timely and calculated decisions for the required upgrades to your Amdocs system.

2.1.2.5  Plan Ahead Service

The Plan Ahead Service provides Amdocs customers with a view of all Amdocs product lines releases, which are about to enter the Continued support stage (which is a limited support program, available for 3 years following the end of the Full Support, for an additional fee) or the Basic support stage (which is a limited support program which sustains support for an agreed upon period of time), of the release support policy in the next 24 or 36 months correspondingly.

This allows customers who are still using such releases, to plan their activities to upgrade old releases to advanced supported releases, ahead of time.  This way, the customers can always benefit from the full support within the Amdocs Product Support offers.

2.2        Product Innovation

2.2.1     Product Updates and Evolution

Amdocs’ commitment to product innovation is backed by Amdocs’ unmatched industry experience and built-in measures to proactively adjust, update and monitor the core Amdocs applications and keep your systems running reliably and at peak performance.

2.2.1.1  Proactive Maintenance Releases

Amdocs Product Support proactively works to ensure continuous improvement of the underlying operation of your Amdocs products and prevents possible faults.  Our products include all, or some, of the following types of maintenance releases:

•               Hot Fixes – For exceptional cases.  Aimed to immediately resolve critical problems for specific customers.

•               Patch Bundles – Proactive, periodic releases that aggregate all fixes driven by worldwide installations.

•               Service Packs – Released regularly.  Composed of a group of Patch Bundles and possibly third-party software upgrades and product enhancements.

•               Customer-initiated Enhancement Requests – Requests for additional features or functionality that are aligned with the Amdocs product roadmap, and are qualified to be included in a future release.

2.2.1.2  Entitlement to New Product Releases

Amdocs Preferred Support entitles customers to use the new innovative, visionary product releases of their purchased Amdocs products.  These releases leverage new technologies, such as SOA and cross-product

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

business processes, and may add new functionalities and new efficiencies.  Each new product release establishes a baseline for future maintenance releases, and normally includes a utility to upgrade from the previous release.  Professional Services (that can be ordered separately) may be required to perform an end-to-end product upgrade.

2.2.1.3  Online Download Center

The Amdocs Product Support Download Center offers a convenient, secure and easy way to obtain maintenance releases when they are available along with their related documentation.  This centralized portal for searching and downloading Amdocs software and documentation is designed specifically to help customers keep their Amdocs software up to date and to simplify their update process.

2.2.2     Business Innovation services

Amdocs Preferred Support provides you with the opportunity to benefit from Amdocs’ deep expertise and understanding of the market.  Amdocs innovative support platform enables collaborative support and business innovation workshops conducted by highly professional business experts.

2.2.2.1  Web 2.0 Collaboration Services

Amdocs Preferred Support provides you with a proactive, collaborative support experience.  Web 2.0 collaboration services are provided through the Amdocs support community 4 and enable you to collaborate with peers and experts, share ideas, resolve problems and more.

2.2.2.2  Business Innovation Workshops

From time to time, Amdocs offers onsite business innovation workshops to share expertise and knowledge of market trends and products with Amdocs customers.

•               Product Evolution Workshop – This workshop presents the Amdocs product and portfolio roadmaps, and how they are relevant to the customer’s vision and business strategy.

•               Innovative Use Workshop – This onsite interactive workshop demonstrates how the Amdocs products enable customer marketing strategies, promote innovation and enable customers to further differentiate themselves from competitors and achieve their business goals.

•               Business Process Education Workshop – These workshops introduce a holistic approach for process-driven transformation and implementation, focusing on business process management (BPM) concepts, best practices and out‑of‑the-box processes.

•               Vision and Transformation:  Thought Leadership Workshop ‑ This onsite workshop presents the Amdocs vision of the service provider industry and its evolution.  This workshop covers both

4 Launching:  Fall 2010

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

practical and logical architecture that outlines the operational ideal that must be embraced to successfully evolve from voice, video and data utilities to connected-life providers in the connected world.

2.3        Connected Support Experience

2.3.1     Personalized Services

Amdocs Preferred Support is designed to enable you to do more in the Connected World.  It provides you with several personalized services to shorten your processes and to have the exact information you need available for you to resolve your problems rapidly.

2.3.1.1  Support via Web, Phone and Email

Amdocs Preferred Support offers various communication channels for you to contact us anytime and anyway you choose, including the web, the phone and the email.  The Amdocs communication channels and web-based portal are designed to make the case handling experience as clear, as efficient and as user-friendly as possible, from initialization through resolution.

2.3.1.2  Periodic Communications

Amdocs Preferred Support provides Amdocs customers with ongoing updates about maintenance and new releases, changes, and capabilities.  These updates may include the Amdocs Annual Support Newsletter, emails and updated news on the Amdocs Product Support Portal, which provides an overall view of the Amdocs Product Support activities and plans for the upcoming year.

2.3.1.3  Self-configured Online Reports

Self-configured online reports for all open and recently-closed cases are based on different variables and levels of detail.

2.3.1.4  Technical Queries

Our customers and system integrators may occasionally make technical queries, directly to Amdocs experts, on issues related to better maintaining their product.  This is a complementary service to Amdocs Consultancy, Training and Professional Services, which is available for queries on troubleshooting unexpected behavior for documented features, for further elaboration on documented features, and for “where can I find?” questions only.

2.3.1.5  Onsite Visits

As part of Amdocs Product Support ongoing effort to proactively enhance the customers’ experience and be attentive to customers’ needs, Amdocs goes out on periodic road shows’ with a team of APS Support experts and business representatives to visit customers, review their customer support status and challenges, present the specific maintenance value for Amdocs customers and the additional

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

maintenance services options suited to their specific needs.  Amdocs also presents the future product release benefits and gathers customers’ input, feedback and ideas for immediate and future improvements.

2.3.2     Support Community Center

The Amdocs Support Community Center provides a proactive, collaborative support experience.  It allows you to converse with your market (Amdocs employees, other customers, System Integrators or a mix of those), access the latest product and support information, access the Amdocs knowledge base, enjoy collaborative services and more.

2.3.2.1  Amdocs Self Service Support Portal

The Amdocs Self Service Support Portal is a web-based support system designed to give you a single point of entry to Amdocs Product Support issues.  Combined with the Support Community, the Self-Service Portal is secured, easy to work with, makes the required information available for you and serves as an open, bi‑directional communication channel with our product experts.

The portal is powered by Amdocs own customer management products.  It features a flexible case management mechanism to speed up response time and problem resolution, along with powerful workflow functionality with guaranteed closed loop accountability.

2.3.2.2  Online Case Logging and Tracking

The Amdocs Self Service Support Portal is your platform for logging and tracking cases.

2.3.2.3  Support Community Forums

The support community forums provide Amdocs customers with the ability to discuss issues and ideas with other peers or with Amdocs experts and find effectively solutions to their problems.

2.3.2.4  Online Knowledge Base

The Amdocs Product Support Online Knowledge Base is the best place to start – whether you are troubleshooting a problem, have a technical question or want to prevent a problem from occurring.  Using an already published solution can save you time and money.

The Amdocs Product Support Knowledge Base is made up of solutions gathered from information shared about known problems and resolutions, references to the appropriate maintenance release, “how to” information and more.  Customers can search and view the Online Knowledge Base via the Amdocs Product Support Portal.  In fact, this is the same Knowledge Base that our product support experts use to analyze new cases opened by customers, System Integrators and the Amdocs Delivery organization.

2.3.2.5  Intelligent Search Engine

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The Intelligent Search Engine allows you to easily access the Amdocs Product Support’s solution Knowledge Base, hot items, tech-tips, product enhancements, problems fixes, release notes and product documentation.  The Intelligent Search Engine is quick and easy to use.  The most relevant information pops up, so unnecessary drilldowns are eliminated and improved filtering helps you quickly navigate through the massive amount of data.  The Intelligent Search Engine will enable you to inquire about important issues that may be affecting your system.  It will help you to better assess the overall maintenance level of your system and provide you with thousands of readymade knowledgebase articles which will help you prevent problems, minimize downtime and boost the performance of your system.

2.3.2.6  “Meet the Expert” Service

Meet the expert service is a periodic session led by Amdocs Product Support experts who share their best knowledge regarding a specific product release.  By attending this session, Amdocs customers can benefit from the following:

•               Attain exposure to ‘must-know’ product related information

•               Get up-to-date with the latest known product issues and available fixes

•               Raise questions and propose solutions to known problems

2.3.2.7  Online Documentation

Amdocs provides a full range of product documentation for different users to allow your staff to familiarize themselves with products, both for routine use and for troubleshooting.  This downloadable documentation is available online through the Amdocs Product Support Portal and may include user guides, implementation kits, programmer kits, operator kits, installation kits, release notes and more.

2.3.2.8  Online Product Training

Customers who purchased the Amdocs Preferred Support can access the Online Product Training through the Amdocs Product Support Portal.  The training sessions include product overviews, “tips and tricks” and best practices.  These online training sessions are a combination of live and recorded sessions that can be used to maximize your investment in Amdocs products and for training your new staff.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

3          Amdocs Premium Support

Amdocs Premium Support is a package designed to further secure your customer experience through a committed service-level agreement (SLA) that guarantees a timeframe for problem resolution and dedicated support management.

Amdocs Premium Support is an optional, supplementary package to Amdocs Preferred Support.

3.1        Business-oriented SLA

Combining your understanding of your specific business needs with Amdocs’ in-depth understanding of the business environment, industry and our products, we work together with our Amdocs Premium Support customers to define a Service-Level Agreement (SLA) which is truly business oriented and economically viable.

3.1.1     `Committed Predefined Resolution Time

Our industry-acknowledged commitment enables you to confidently deliver the level of service you want to your customers.  Our SLA represents a firm commitment to restoration time – above and beyond the standard commitment.  Our product experts may be assigned to work onsite, as well as remotely, to resolve problems within the committed timeframe.

The Premium Support SLA is displayed in the table below:

Type	Severity 1*	Severity 2*	Severity 3*	Severity 4*
Response Time**	30 elapsed minutes	1 elapsed hour	3 elapsed hours	3 elapsed hours
Working Time***	24x7x365	Business Hours	Business Hours	Business Hours
Resolution Times****	24 elapsed hours	6 business days	Next Maintenance Release	Next Major Release

* as defined in chapter 7, “Severity Level Definitions”

** The term “Response Time” means the time elapsed from the moment a case is opened with APS, and until the time the case is acknowledged by the APS front desk.

*** The term “Working Time” means the working hours during which APS handles the Customer’s case

**** The term “Resolution Time” means the time elapsed from the moment a case is opened with APS, and until resolution is provided to the Customer.  For the purposes of this document, a resolution is considered to have been provided to the Customer upon the date on which Amdocs made such resolution available to the Customer (whether the Customer actually installed or otherwise used the resolution or not)

3.1.2     Custom Committed Resolution Time

Amdocs also offers customers an option for a custom committed resolution time which is specifically suitable for the customer’s maintenance and support needs.  This offer is part of the Premium Support package; however, it is to be discussed

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

between Amdocs and the customer, agreed and purchased on a case-by-case basis.

3.1.3     High Priority Case Handling

Amdocs strives to accurately and effectively prioritize problems and allocate expert resources according to your needs.  Premium customer cases are highly prioritized and Amdocs constantly ensures that the relevant managers and resource owners within Amdocs are aware and are doing their best to rapidly resolve these problems.

3.2        Dedicated Support Account Manager

A dedicated Support Account Manager (SAM) is an essential element of Amdocs Premium Support.  A dedicated SAM, who has in-depth understanding of your business and integration environment, is your personalized guide and acts as a full customer advocate within the Amdocs Product Support organization.  The SAM is your best single point of contact within the Amdocs Product Support organization.  The SAM holds regular ongoing sessions with Amdocs Delivery teams and System Integrators to review case statuses and verify priorities.

3.2.1     Personalized Support Experience

The Support Account Manager (SAM) is focused on your account.  The SAM has in-depth understandings of your specific business challenges and drives a preventive and proactive support service that best fits your business timelines, by ensuring that your issues are being expedited and receive the required attention from Amdocs Product Support.

3.2.2     360º View of Customer Product Support

The Support Account Manager (SAM) has a 360-degree view of your product issues and the support activities that encompass the account’s project lifecycle.  Ongoing monitoring and tracking of all the customer’s cases are performed by the SAM and an up-to-date progress report is issued periodically for joint reviews.

3.2.3     Customer-Specific Reports and Communication

The Support Account Manager (SAM) is responsible for providing the customer with generic and customer-specific reports.  The SAM is also responsible for opening the communication channels for product information for sharing, facilitating on-going meetings and leading periodic product support status reviews.

3.2.4     Future Planning of Deployment Activities

Based on its in-depth knowledge of Amdocs products and understanding your business and goals, the SAM will work with you to plan an upgrade strategy for your production environment which balances the benefits of continuous system enhancements and system stability, while also considering your budget and timeline.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

4          Amdocs Active Support

Amdocs Active Support offers a range of powerful proactive tools and services that help minimize your business risks and assure superior centralized support across your Amdocs solution.  Amdocs Active Support enables you to benefit from the experience Amdocs has in supporting, implementing and operating some of the industry’s largest projects.

Amdocs Active Support is an optional, supplementary package to Amdocs Preferred or Premium Support.

With Amdocs Active Support, you can pick and choose from a range of available services to build a proactive program that is uniquely suited to your business requirements.

4.1        Business Performance Optimization

4.1.1     System Health Check

System Health Check is an onsite, preventive service designed to assess the current system status and life expectancy, identify possible performance and availability problems, and optimize continuous operation of Amdocs products.  Amdocs performance analysts use designated tools and accumulated knowledge to analyze performance-related aspects of Amdocs’ installations, and identify major bottlenecks across the environment, database, operating system, middleware and major applications.

The System Health Check report outlines key findings, highlights risks that require immediate attention, and recommends adjustments and performance improvement actions that should be taken.

4.1.2     Performance Monitoring Tool

With the Amdocs Performance Dashboard, customers can monitor their production environment on an ongoing basis to maintain optimized performance of Amdocs products 5.  It provides always-on, real-time monitoring of Amdocs system transactions and can drill-down to identify the root cause of problems when needed.

The Amdocs Performance Dashboard provides deep visibility via multi‑level views (portfolio, product, process) at low overhead, with no adverse affect on system performance.

The Amdocs Performance Dashboard is focused on monitoring the key components that predominantly affect the performance of Amdocs systems and reports real-time system health and performance status.  It can be customized to fit specific customer implementations as required.

4.1.3     Business Processes and Operations Optimization

5 Not available for all products

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Amdocs Active Support includes a set of consulting services that help our customers derive maximum benefit from their existing Amdocs investments.  These incorporate Amdocs best practices, business processes, benchmarks and software tools to increase efficiency.  These consulting services include:

•               Amdocs Billing Operations Improvement Service:  This service audits, analyzes and collects information at key control points in the billing system’s environment.  It evaluates performance metrics for operational efficiencies and customer satisfaction, compared to industry best practices.  Amdocs baselines these key control points, performs a gap analysis with industry best practices, and provides value-added recommendations from our Solution Toolbox to maximize operating efficiency and significantly stabilize the operating environment from mediation to bill production.

•               Amdocs Contact Center Optimization Service:  This service is designed to help our customers drive greater value from their contact centers and optimize their business performance.  It utilizes an optimization assessment methodology to confirm a single view of management expectations and business objectives, assesses current contact center technologies, business processes and organization structures and identifies and quantifies improvement initiatives.

•               Amdocs Order-To-Activation Optimization Service:  This service delivers business process improvement recommendations, KPIs and performance metrics, system rollouts, and data quality improvement to reduce order-to-cash cycle time, as well as the cost of acquiring and retaining customers.

4.1.4     Proactive Support Tools Implementation

The Amdocs Preferred Support package includes the right to use the Amdocs Log Explore fault-detection tool, which allows embedded monitoring and improved problem diagnostics for Amdocs products based on log-analysis technology.  With the Active Support supplementary services, which are optional, service providers can take the capabilities from the Amdocs Log Explore tool to the next level while leveraging the Amdocs support expert’s services such as:

•               Installation and configuration

•               Training for users and administrators

•               Implementing customer specific rules for the Local Extension Layer

•               Covering additional products

•               Implementing Log Explore scripts service

•               Assistance with implementation enhancement

•               Testing services

4.1.5     Third Party Platforms Certification

Amdocs products are bundled or integrated with various third-party products.  When a third party vendor introduces a new version of its product, hardware platform, framework, database and/or operating system, you may be required to

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

upgrade your third party platform to a later published version.  Amdocs offers a third party platform certification service for your existing Amdocs installed product.  This service is considered and offered by Amdocs on a case-by-case basis.

4.1.6     Product Upgrade Assessment

Are you getting the most out of your Amdocs system?

Timely upgrades are critical to reducing your long term TCO, allowing the investment in the Amdocs software to pay off via evolving business capabilities and technology advancements in the product.  This service takes your current Amdocs solution and future enhancements plans as input, and recommends a path to achieving those goals.  The suggested “path” typically includes system upgrades and interfaces, process automation and adoption of new product applications.  The Amdocs product upgrade assessment is made to assess your current system (including level of customization, version, database platform, interfaces and so on) and determine the level of effort to upgrade (time, cost and risks).  It helps you establish the business case for an upgrade before a decision is made.

4.2        Dedicated Product Support Expert

4.2.1     Onsite Product Support Expert

Amdocs Active Support offers our customers the option of having an Amdocs Product Support expert onsite prior to or during business-critical periods, to provide personal, hands-on assistance and first-hand access to experience and best practices for worry-free, proactive support.

This proactive service is particularly valuable during critical transition periods, go-live deployments, upgrades and peak time periods.  The onsite expert can significantly expedite case handling, prevent escalations, and provide the following services:

•               Technical assistance in advance of critical periods, to analyze and review status, identify risks and prepare a plan of action to minimize them, and help coordinate efforts with Amdocs Product Support.

•               Dedicated support during critical periods to guide and support throughout the entire process, provide rapid response, handle cases before they turn into critical situations and enhance the communication with Amdocs Product Support.

•               Leverage technical knowledge in Amdocs products and support to guide you in improving your system performance and work more efficiently with our support.

4.2.2     Expert Guidance for New Project and Product Upgrade

This service enables you to take an Amdocs world-class product, guide it to a successfully completed project and have your users effectively adopt it through utilizing the most updated product knowledge along with accumulative best practices.

Amdocs experts will guide and assist you through the entire process, from initiating the project, defining the scope and designing the application, through to implementing and testing the product until you successfully have it in production.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.2.3     Support Account Manager (SAM)

Amdocs Product Support – Support Account Manager (SAM) can work as your advocate, maximize communication, optimize the technical escalation process when required and constantly ensure the quality of your support services.  The SAM will keep you informed about the latest updates and maintenance releases.

The SAM offers a unique combination of industry expertise and Amdocs product expertise so that customers can benefit from a holistic view of all support issues.  As mentioned in previous chapters above, the SAM is your best single point of contact and advocate within the Amdocs Product Support organization.  The SAM holds regular ongoing sessions with the Amdocs Delivery teams and System Integrators to review case statuses and verify priorities.

4.2.4     Customization Layer Support

For an overall solution support from a single vendor, when you deploy your Amdocs solution, you want to be sure that your core product and local extension layer (customization) will run smoothly for years to come and will not be affected by changes in your system’s environment.  With the Amdocs local extension layer (LEL) support service; you will receive superior support for your end-to-end solution from one vendor, assuring the continuous operation of your Amdocs solution.

Amdocs LEL support was designed to specifically meet the needs of your business-critical applications.  Amdocs LEL support boasts many features to ensure that you receive the right support at the right time.  This support includes LEL problem analysis, correction and adaptation to new core releases, technical queries, periodic reports, an optional resolution SLA and a 360° front desk.

4.3        Learning Services

Amdocs Active Support offers a variety of Learning Services that empower your workforce, improve performance and proficiency, and maximize your Amdocs investment.

This service entitles you to a predefined number of courses selected from the courses in the Amdocs Training Catalog.  These courses can be conducted at your premises or at Amdocs worldwide learning centers.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

5          Amdocs Product Release Support Policy

Amdocs Product Support believes your investment in an Amdocs product is an investment in your business’ future.  You are entitled to new releases of your purchased products and we strongly recommend upgrading to a supported release within the supported window.  However, if the needs of your business make it advantageous to remain with an existing release, our long term product release support policy ensures that you take full advantage of the award-winning functionality of your installed Amdocs release.

The Amdocs product Release Support Policy defines three stages in the product support lifecycle 6:

Full Support is available for 5 years from General Availability date of the release of the applicable product.  This includes the full range of Amdocs Product Support services, as determined by the Support package you select.

Continued Support is available for 3 years subsequent to the end of Full Support, for an additional fee.  This limited support program includes the following services:

•               Around-the-clock access to Amdocs Product Support front desk via web, e-mail or phone

•               Front-desk target time – same as in Full support

•               Access to Amdocs Product Support portal

•               Access to online knowledge base and other online resources

•               Code fix for Severity 1 cases in production (to be provided 24*7 if during Full support period, customer used the Preferred Support offering)

•               Product Analyst (L2) technical support for cases at all severity levels

•               Entitlement to new releases, if available

Basic Support sustains support for an agreed upon time for your installed version.  Basic Support includes:

•               Around-the-clock access to Amdocs Product Support via web, e-mail or phone

•               Front-desk target time – same as in Full support

•               Access to Amdocs Product Support portal

•               Access to online knowledge base and other online resources

•               Product Analyst (L2) technical support for Severity 1 cases in production, and for cases related specifically to the upgrade process to a newer supported release

•               Entitlement to new releases, if available

6 The release support policy applies to Amdocs 6 or later releases.  Continued or Basic Support does not apply to OSS.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

6          Terms of Service

This chapter clarifies and highlights issues regarding Amdocs Product Support offerings and describes certain customer responsibilities which are needed to enable Amdocs Product Support to deliver its services efficiently.  Note:  The terms used here shall, unless otherwise defined, have the meaning ascribed to them in the Amdocs Software License & Maintenance Agreement between Amdocs and the customer.

•               The customer shall use the English language to report all cases and for all communications with Amdocs Product Support.

•               When customers cannot use the Amdocs Product Support Portal due to technical reasons, they may communicate with Amdocs Product Support via e-mail.

•               Prior to opening a case, the problem should be analyzed and identified as a defect in the Software (as defined below).

•               When a case is opened, an accurate description of the problem should be provided along with reproduction steps and all corresponding logs, data, screen shots and error messages.

•               Production cases of Severity 1 or similar emergencies that require immediate attention require a telephone notification by the customer to Amdocs Product Support in addition to creating a case via the Amdocs Product Support Portal.

•               For all Severity 1 and 2 cases, the customer must keep suitable personnel continuously available to respond to Amdocs Product Support queries and requests.

•               Handling times exclude any periods of time when Product Support is waiting for a response from the customer (such as information required to debug a problem), or when web connectivity fails or slows significantly due to reasons that are not under Amdocs sole responsibility and control.

•               Customers must be using supported software releases including the periodic software updates as instructed by Amdocs to receive support.  If a third party vendor retires support for its product, you may be required to upgrade to a current certified application, hardware platform, framework, database and/or operating system configuration to continue receiving support services.

6.1        Offering Clarifications

•               The Amdocs Product Support as described in this document for all types of packages is provided for Amdocs’ proprietary generic (core) software product licensed to the customers under the Software License and Maintenance Agreement between Amdocs and the customer (which does not include customizations of any kind) (the  “Software”) and all references in this document to product or software shall be deemed to refer to the Software.  Support or other services for any non-core software, including (without limitation) for third-party software products and for the LEL (Local Extension Layer, which may include customizations, localizations and/or implementations) is typically provided by a suitably trained Customer IT team, by an Amdocs delivery team, by a System Integrator team, or by a combination of these teams.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

•               All references in this document to errors, defects, problems, cases, bugs or other types of problems mean errors that cause the Software not to function in material conformity with the Software Documentation.  Amdocs Product Support will correct a specific defect only if that defect can be reliably reproduced by the customer in the generic product environment.  Correction may be in the form of a workaround, temporary fix, etc.

•               Entitlement to new version releases may not include new applications or add-on applications that Amdocs may bring to the market.  These may need to be purchased separately.

•               24x7 case handling is provided for Business-critical situations (i.e., Severity Level 1 situations) in production.

•               Onsite services included in the Amdocs Preferred Support package do not include travel and travel related expenses costs.

•               Business innovation workshops will be offered to customers at Amdocs discretion and are subject to the availability of Amdocs experts.

•               Additional Named Users, in addition to the six Named Users offered with the Amdocs Preferred Support package, are available at additional fee.

•               The following types of services are not included in any of the Amdocs Product Support packages:

•               Configuration or installation services in order to implement any upgrade, fix, patch, Service Pack or any other deliverable and any clean up activity resulting from such installation.

•               Data management, data retrieval, data file copying or distribution, administration and other routine operational responsibilities.

•               Software rebuilds, disc rebuilds or data restoration.

•               Any modification to the Amdocs products or Amdocs Product Support Service required as a result of legislative changes.

•               The Amdocs software product portfolio includes and integrates with some products that are based on third party, ISV technologies.  Under this offering we do not provide support for questions or problems arising from the use of the third-party product.

•               Existing customers of older Amdocs support packages:

•               Previous “Standard” package:  customers on the previous “Standard” package will receive all “Preferred Support” services, except for 24x7 business-critical case handling, SAM services and new services applicable only to new releases.

•               Previous “Enhanced” package:  customers of the previous “Enhanced” package will receive all “Preferred Support” services, except for new services applicable only to new releases.

•               For a specific product, or when working with a partner, additional Terms of Service and guidelines may be specified in a supplementary Amdocs document.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

amdocs

7          Severity Level Definitions

7.1        Severity 1 (Production Environment)

The system is either completely unavailable or a recurring problem renders the system inoperable; the problem or defect causes data corruption in a way that cannot be recovered and the problem or defect has one or more of the following characteristics:

•               Main online system hangs indefinitely or there is severe performance degradation, causing unreasonable wait times for resources or response times.

•               Main online system crashes repeatedly - critical functionality is not available or the application cannot continue because a vital feature is not functioning.

•               Critical business data is lost in an unrecoverable manner.

7.2        Severity 1 (Non-Production Environment)

The defect causes a major fault in the application, a large piece of functionality or major system component is completely broken, and there is NO workaround, and significant testing cannot continue.

•               OSS Products:  N/A 7

•               Other Products:  relevant to UAT environment only

7.3        Severity 2 (Production Environment)

System functionality is limited resulting in critical business processes that are impacted or there is the potential for the problem or defect to cause data corruption and the problem or defect has one or more of the following characteristics:

•               A key application process crashes, but processes successfully on restart.

•               Data cannot be edited or saved, but it does not prevent production of critical output.

•               Main online system crashes repeatedly; critical functionality is available but re-keying data or restarting the system is required.

7.4        Severity 2 (Non-Production Environment)

This is a major defect where a large piece of functionality or major system component is not working properly.  However, there is a workaround and significant testing can continue.

•               OSS Products:  N/A 8

7.5        Severity 3 (Production Environment)

7 Customer cannot open a Severity 1 level case for OSS products on Customer’s Non-Production Environment.

8 Customer cannot open a Severity 2 level case for OSS products on Customer’s Non-Production Environment.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

The system is impaired, but key business processes are not interrupted.  The problem or defect has one or more of the following characteristics:

•               Online system crashes infrequently, but critical functionality is still available.

•               Reporting or querying capability is impaired.

•               Non-critical application process crashes infrequently.

•               The performance of the system is not as documented; however, the output is intact.

•               A workaround exists; however there is operational or business impact.

7.6        Severity 3 (Non-Production Environment)

This is a minor defect that imposes some loss of functionality which is not in the main stream of system functionality, or one for which there is an acceptable and easily producible workaround.  Testing can proceed without interruption.

7.7        Severity 4 (Production Environment)

The system is impaired, but a workaround exists; there is little or no operational or business impact, or a minor issue with no discernable impact on the customer’s operation, routine administrative requests, or queries that do not necessitate an immediate response.

7.8        Severity 4 (Non-Production environment)

This is a cosmetic defect – usually issues that have no impact on the environment functionality, such as a slight GUI mistake and the appearance of fields in the screen that are inconvenient.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Document Release Information

Release	Editor	Edited Date	Comments	Sent to site	Approved by	Doc Version

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit C1

NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS AND USCC’S CONSULTANTS

THIS NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the ______ day of _____________, 201_

BY AND BETWEEN:

AMDOCS SOFTWARE SYSTEMS LIMITED, a company organized and existing under the laws of Ireland, having offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (hereinafter referred to as “Amdocs”);

AND

________________________________, a ______________________ [***] organized and existing under the laws of ____________________, having its principal offices at ____________________________ (hereinafter referred to as the “Receiving Party”).

WHEREAS Amdocs (or any of its affiliated companies) is the owner and/or the author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software products of Amdocs known as [***] (separately and collectively, the “Amdocs Products”), all of which, including any related ideas and look-and-feel, are referred to in this Agreement as the “Amdocs Proprietary Information”; and

WHEREAS the Receiving Party has been engaged as a ______________________ [***] by United States Cellular Corporation (hereinafter referred to as “Customer”) for __________________________________ (add description of services) (hereinafter referred to as the “Consulting Services”); and

WHEREAS Customer has asked Amdocs to allow the Receiving Party access to the Amdocs Proprietary Information for the purpose of being provided with the Consulting Services; and

WHEREAS Amdocs agrees to provide the Receiving Party with the requested access to the Amdocs Proprietary Information, but only subject to the Receiving Party first becoming obligated to confidentiality by signing this Agreement; and

WHEREAS Amdocs and the Receiving Party wish to evidence by this Agreement the manner in which the Amdocs Proprietary Information will be treated;

NOW, THEREFORE, the parties agree as follows:

1.        The Receiving Party agrees to hold strictly confidential the Amdocs Proprietary Information and shall not copy, distribute, disseminate or otherwise disclose the Amdocs Proprietary Information to anyone other than to employees and agents of Customer or the Receiving Party who have a need to know such information for purposes of providing the Consulting Services.

2.        Furthermore, the Receiving Party hereby undertakes:

a)       not to use the Amdocs Proprietary Information for any purposes other than the Consulting Services;

b)       not to make the Amdocs Proprietary Information available to, not permit its use by any third party, directly or indirectly, with the exception of Customer or its agents as aforesaid;

c)       not to sell, grant or in any other way enable any third party to use the Amdocs Proprietary Information;

d)       without derogating from the foregoing, during the term of this Agreement, not to use the Amdocs Proprietary Information:

                (i)            in developing such software system(s) for itself or any third party; and/or

                (ii)           in operating a service bureau for others.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.        [***]  The Receiving Party acknowledges that certain Amdocs Proprietary Information is subject to additional restrictions by agreement between Amdocs and Customer (the “Restricted Information”).  Customer or Amdocs shall identify any Restricted Information to the Receiving Party.  In addition to the obligations set forth in this Agreement with respect to the Amdocs Proprietary Information, in connection with the Restricted Information, the Receiving Party shall comply with the following:

a)       the Receiving Party acknowledges that the Restricted Information shall reside exclusively on Customer’s network;

b)       the Receiving Party shall be limited to accessing such the Restricted Information either via direct access to Customer’s network or via VPN-like technology; and

c)       the Receiving Party shall not replicate the Restricted Information locally or otherwise remove the Restricted Information from Customer’s network.

4.        Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Consulting Services and/or at the request of Amdocs (subject to Customer’s concurrence), the Receiving Party shall:

a)       return to Customer any document or other material in tangible form in its possession being part of the Amdocs Proprietary Information; and/or

b)       destroy any document or other material in tangible form that contains the Amdocs Proprietary Information together with proprietary information of Customer; and

c)       confirm such return and/or destruction in writing to Amdocs.

5.        Disclosure of the Amdocs Proprietary Information to the Receiving Party may be made in writing, in any tangible form, electronically, orally, or occur by demonstration of any of the Amdocs Products.

6.        Disclosure of the Amdocs Proprietary Information to the Receiving Party shall in no way serve to create, on the part of the Receiving Party, a license to use, or any proprietary right in, the Amdocs Proprietary Information or in any other proprietary product, trademark, copyright or other right of Amdocs.

7.        Any use by the Receiving Party of the Amdocs Proprietary Information permitted under this Agreement is conditioned upon the Receiving Party first taking the safeguards and measures required to secure the confidentiality of such information.  Without limiting the generality of the foregoing, the Receiving Party shall: (a) draw to the attention of its employees, who shall have access to the Amdocs Proprietary Information, all the obligations contained in this Agreement, and (b) ensure that each such employee complies with the terms of this Agreement.

8.        The confidentiality obligations of the Receiving Party regarding the Amdocs Proprietary Information shall not apply to such information that:

a)       becomes public domain without fault on the part of the Receiving Party;

b)       is lawfully obtained by the Receiving Party from any source other than Amdocs free of any obligation to keep it confidential;

c)       is previously known to the Receiving Party without an obligation to keep it confidential, as can be substantiated by written records;

d)       is expressly released in writing from such obligations by Amdocs; or

e)       is required to be disclosed pursuant to law, regulation, judicial or administrative order or request by a governmental or other entity authorized by law to make such request; provided, however, that the Receiving Party first notifies Amdocs to enable it to seek relief from such requirement, and renders reasonable assistance requested by Amdocs (at Amdocs’ expense) in connection therewith.

9.        This Agreement shall be in full force and effect for a period commencing on the date first stated above and ending either four (4) years after the conclusion of the Consulting Services referred to herein or seven (7) years from the date first stated above, whichever occurs later.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.     If the Receiving Party discloses, disseminates, releases or uses any part of Amdocs Proprietary Information, except as provided for in this Agreement, such disclosure, dissemination, release or use, or the threat thereof shall be deemed to be a material breach of this Agreement.  In the event of any material breach of this Agreement by the Receiving Party, the Receiving Party, upon demand from Amdocs, shall immediately discontinue access to the Amdocs Proprietary Information and shall immediately return to Amdocs or to Customer all Amdocs Proprietary Information including any copies thereof.  If a copy of any part of the Amdocs Proprietary Information cannot be returned as a result of physical impossibility, such copy shall be promptly destroyed and such destruction shall be certified in writing by the Receiving Party.  The provisions of this paragraph are in addition to any other legal or equitable rights and remedies that Amdocs may have.

11.     The Receiving Party acknowledges that a breach of this Agreement may cause Amdocs extensive and irreparable harm and damage, and agrees that Amdocs shall be entitled to injunctive relief to prevent use or disclosure of the Amdocs Proprietary Information not authorized by this Agreement, in addition to any other remedy available to Amdocs under applicable law. Furthermore, the Receiving Party hereby acknowledges that any breach of this Agreement may cause the termination of its employment and/or the provision of the Consulting Services to Customer as a result of Amdocs’ activities to protect its rights under this Agreement, and agrees that it shall have no recourse or claim of action against Amdocs and/or Customer based upon or in connection with such activities.

12.     This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly.  In addition, the parties shall cooperate to replace the invalid or unenforceable provision with a valid and enforceable provision that will achieve the same result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

13.     This Agreement shall be governed by and construed under the laws of the State of New York, U.S.A., without giving effect to such laws’ provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

____________________                                                                 Amdocs Software Systems Limited

(“Receiving Party”)                                                                             (“Amdocs”)

By           _____________________________                            By:          ___________________________

Name:     _____________________________                            Name:     ___________________________

Title:       _____________________________                            Title:       ___________________________

Date:       _____________________________                            Date:       ___________________________

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit C2

MUTUAL NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT BETWEEN AMDOCS AND USCC’S CONSULTANTS

THIS NONDISCLOSURE AND CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of the ______ day of _____________, 201_

BY AND BETWEEN:

AMDOCS SOFTWARE SYSTEMS LIMITED, a company organized and existing under the laws of Ireland, having offices at First Floor, Block S, East Point Business Park, Dublin 3, Ireland (hereinafter referred to as “Amdocs”);

AND

________________________________, a ______________________ [***] organized and existing under the laws of ____________________, having its principal offices at ____________________________(hereinafter referred to as the “Company”).

WHEREAS the Company is the owner and/or the author of and/or has the rights to disclose certain valuable proprietary documentation and business and technical information relating to its current and future business plans, which are not generally available to the public and which the Company may desire to protect against unrestricted disclosure, all of which are referred to in this Agreement as the “Company Proprietary Information”; and

WHEREAS Amdocs (or any of its affiliated companies) is the owner and/or the author of and/or has the right to license certain valuable proprietary routines, computer programs, documentation, trade secrets, systems, methodology, know-how, marketing and other commercial knowledge, techniques, specifications, plans and other proprietary information, including but not limited to material associated with and forming part of the proprietary software products of Amdocs known as [***] (separately and collectively, the “Amdocs Products”), all of which, including any related ideas and look-and-feel, are referred to in this Agreement as the “Amdocs Proprietary Information”; and

WHEREAS the Company has been engaged as a ______________________ [***] by United States Cellular Corporation (hereinafter referred to as “Customer”) for __________________________________ (add description of services) (hereinafter referred to as the “Project”); and

WHEREAS each party may, in connection with the Project, disclose to the other party information that is part of its Proprietary Information and, therefore, the parties wish to set forth the manner in which the Company Proprietary Information and the Amdocs Proprietary Information will be treated during the Project;

NOW, THEREFORE, the parties agree as follows:

1.        The term “Proprietary Information,” whenever relating to Company’s information, shall mean the Company Proprietary Information, and whenever relating to Amdocs’ information, shall mean the Amdocs Proprietary Information.

2.        The receiving party agrees to hold strictly confidential the disclosing party’s Proprietary Information and shall not copy, distribute, disseminate or otherwise disclose the disclosing party’s Proprietary Information to anyone other than to employees and agents of Customer or the receiving party who have a need to know such information for purposes of the Project.

3.        Furthermore, the receiving party hereby undertakes:

a)       not to use the disclosing party’s Proprietary Information for any purposes other than the Project;

b)       not to make the disclosing party’s Proprietary Information available to, not permit its use by any third party, directly or indirectly, with the exception of Customer or its agents as aforesaid;

c)       not to sell, grant or in any other way enable any third party to use the disclosing party’s Proprietary Information;

d)       without derogating from the foregoing, during the term of this Agreement, not to use the disclosing party’s Proprietary Information:

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                (i)            in developing such software system(s) for itself or any third party; and/or

                (ii)           in operating a service bureau for others.

4.        [***]  The Company acknowledges that certain Amdocs Proprietary Information is subject to additional restrictions by agreement between Amdocs and Customer (the “Restricted Information”).  Customer or Amdocs shall identify any Restricted Information to the Company.  In addition to the obligations set forth in this Agreement with respect to the Amdocs Proprietary Information, in connection with the Restricted Information, the Company shall comply with the following:

a)       the Company acknowledges that the Restricted Information shall reside exclusively on Customer’s network;

b)       the Company shall be limited to accessing such the Restricted Information either via direct access to Customer’s network or via VPN-like technology; and

c)       the Company shall not replicate the Restricted Information locally or otherwise remove the Restricted Information from Customer’s network.

5.        Upon the termination and/or expiration of this Agreement for any reason and/or upon the conclusion of the Project and/or at the request of the disclosing party (subject to Customer’s concurrence), the receiving party shall:

(a)                 return to the disclosing party or to Customer any document or other material in tangible form in its possession being part of the Proprietary Information of the disclosing party; and/or

(b)                 destroy any document or other material in tangible form that contains Proprietary Information of the disclosing party and the receiving party; and

(c)                 confirm such return and/or destruction in writing to the disclosing party.

6.        Disclosure of the disclosing party’s Proprietary Information to the receiving party may only be made in writing or other tangible or electronic form that is marked as proprietary and/or confidential information of the disclosing party, or occur by demonstration of any products of the disclosing party.

7.        Disclosure of the disclosing party’s Proprietary Information to the receiving party shall in no way serve to create, on the part of the receiving party, a license to use, or any proprietary right in, the disclosing party’s Proprietary Information or in any other proprietary product, trademark, copyright or other right of the disclosing party.

8.        Any use by the receiving party of the disclosing party’s Proprietary Information permitted under this Agreement is conditioned upon the receiving party first taking the safeguards and measures required to secure the confidentiality of such information.  Without limiting the generality of the foregoing, the receiving party shall: (a) draw to the attention of its employees, who shall have access to the disclosing party’s Proprietary Information, all the obligations contained in this Agreement, and (b) ensure that each such employee complies with the terms of this Agreement.

9.        The confidentiality obligations of the receiving party regarding the disclosing party’s Proprietary Information shall not apply to such Proprietary Information that:

                  (a)           becomes public domain without fault on the part of the receiving party;

                  (b)           is lawfully obtained from a source other than the disclosing party, free of any obligation to keep it confidential;

                  (c)           is previously known to the receiving party without an obligation to keep it confidential, as can be substantiated by written records;

                  (d)           is expressly released in writing from such obligations by the party that owns or has the rights to such Proprietary Information; or

                  (e)           is required to be disclosed pursuant to law, regulation, judicial or administrative order, or request by a governmental or other entity authorized by law to make such request; provided, however, that the receiving party so required to disclose shall first notify the disclosing party to enable it to seek relief

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

from such requirement, and shall render reasonable assistance requested by the disclosing party (at the disclosing party’s expense) in connection therewith.

10.     This Agreement shall be in full force and effect for a period commencing on the date first stated above and ending either four (4) years after the conclusion of the Consulting Services referred to herein or seven (7) years from the date first stated above, whichever occurs later.

11.     Each party acknowledges that its breach of this Agreement may cause the other party extensive and irreparable harm and damage, and agrees that the other party shall be entitled to injunctive relief to prevent use or disclosure of its Proprietary Information not authorized by this Agreement, in addition to any other remedy available to the other party under applicable law.

12.     This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written representation with regard to the subject matter hereof.  This Agreement may not be modified except by a written instrument signed by both parties. If, however, any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of the parties shall be construed and enforced accordingly.  In addition, the parties shall cooperate to replace the invalid or unenforceable provision with a valid and enforceable provision that will achieve the same result (to the maximum legal extent) as the provision determined to be invalid or unenforceable.

13.     This Agreement shall be governed by and construed under the laws of the State of New York, U.S.A., without giving effect to such laws’ provisions regarding conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

____________________                                                 Amdocs Software Systems Limited

(“Company”)                                                                        (“Amdocs”)

By           _________________________                      By:          __________________________

Name:     _________________________                      Name:     __________________________

Title:       _________________________                      Title:       __________________________

Date:       _________________________                      Date:       __________________________

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit D

AMDOCS COMPETITORS

For purposes of this Agreement, “Amdocs Competitors” are the following companies (including their operating affiliates):

a)       [***]

b)       [***]

c)       [***]

d)       [***]

e)       [***]

f)        [***]

On an annual basis, Amdocs may submit to USCC in writing updates to the foregoing lists which shall be deemed to be incorporated herein upon USCC’s written approval, which will not be unreasonably withheld.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit E

SOURCE CODE ESCROW PROVISIONS

1.       Source Code Deposit.  Immediately following Amdocs’ receipt from Company of the signed Exhibit F (Beneficiary Enrollment Form) naming Company as a beneficiary of the escrow account, and receipt of the payments described below, Amdocs will deposit a copy of the source code of the Software with Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), pursuant to the escrow agreement executed between Amdocs and Iron Mountain. Amdocs shall bear the deposit costs of Iron Mountain and Company shall bear the costs of membership (subscription and entry costs) and the ongoing annual fees (at the then-current rate) associated with being a beneficiary of such account.

2.       Release Conditions.  As used in this Agreement, “Release Condition” shall mean the following:

(a)   Amdocs’ decision to permanently discontinue the provision of Maintenance to Company, provided that Company is entitled to receive such Maintenance;

(b)   Amdocs (i) becomes or is declared insolvent or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation or insolvency, (ii) has a receiver or similar custodial officer appointed for it, (iii) passes a resolution for its voluntary liquidation, (iv) ceases doing business as a going concern, (v) makes an assignment for the benefit of any of its creditors, (vi) admits in writing its inability to pay its debts as and when they fall due, (vii) enters into an agreement or arrangement for the composition, extension, or readjustment of its obligations or any class of such obligations, (viii) has any proceedings instituted by or against it in bankruptcy or under the insolvency laws or for receivership or dissolution which are not frivolous or vexatious proceedings or not dismissed within 30 days after commencement of such proceedings, or (ix) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated;

(c)   Amdocs ceases to conduct its operations pertaining to the Software or as a whole;

(d)   Amdocs fails or is unable timely to perform or comply with any of its obligations (including its warranty or Maintenance obligations) with respect to the Software, and, as a result, Company terminates this Agreement for cause in accordance with the applicable provisions of this Agreement; or

(e)   Amdocs loses control of Amdocs’ business or assets pertaining to the Software or such control passes by law or otherwise to any competitor of USCC.

3.             Filing For Release.  If Company believes in good faith that a Release Condition has occurred, Company may provide to Iron Mountain, with a copy to Amdocs, a written notice of the occurrence of the Release Condition and a request for the release of the source code of the effected software. In the event Amdocs disputes that a Release Condition has occurred, Amdocs will so notify Iron Mountain. Iron Mountain will continue to store the source code without release pending (a) joint instructions from Amdocs and Company; (b) dispute resolution pursuant to Sections 15.2 and 15.3 of the Agreement; or (c) order from a court of competent jurisdiction.

4.             License Subject to Release Condition. Amdocs hereby grants to Company a limited, nonexclusive, nontransferable license to modify the Software in both object code and source code form, but solely to the extent required for the purposes of support, maintenance, configuration, and/or implementation of the Software, strictly within the scope of permitted use under this Agreement, provided that Company shall only be provided with access to the source code subject to the occurrence of a Release Condition and following release of the source code. The foregoing right includes the right to appoint a third-party service provider, other than an Amdocs Competitor, to assist Company in so doing provided that (a) Company gives written notice to Amdocs in advance about such service provider, (b) such service provider executes a written agreement with Company protecting Amdocs rights under this Agreement prior to being given any access to the Software and (c) Company shall remain fully liable for all acts and omissions of such service provider.

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit F

BENEFICIARY ENROLLMENT FORM

Depositor and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), hereby acknowledge that Beneficiary Company Name: ________________________________ is the Beneficiary referred to in the Escrow Agreement that supports Deposit Account Number: ____________________________________with Iron Mountain as the escrow agent.  Beneficiary hereby agrees to be bound by all provisions of such Agreement.

Authorized Person(s)/Notices Table

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement.  All Notices will be sent electronically or through regular mail to the appropriate address set forth below.  Please complete all information as applicable.  Incomplete information may result in a delay of processing.

                Beneficiary                                                                                                                                                                                    Depositor

PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS	STREET ADDRESS
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER

Paying  party Company Name: __________________________________

Billing Contact Information Table

Please provide the name and contact information of the Billing Contact under this Agreement.  All Invoices will be sent to this individual at the address set forth below.

Print Name:
Title:
Email Address
Street Address
Province/City/State
Postal/Zip Code
Phone Number
Fax Number
Purchase order #

DEPOSITOR                                                                                        BENEFICIARY

Signature:

Signature:

Print Name:	Print Name:
Title:	Title:
Date:	Date:
Email Address	Email Address:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

Signature:	All notices to Iron Mountain Intellectual Property Management, Inc. should be sent to impclientservices@ironmountain.com OR Iron Mountain Intellectual Property Management, Inc., Attn: Client Services, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.
PRINT NAME:
TITLE:
DATE:

***Information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Email Address:	ipmclientservices@ironmountain.com